                              Notice of Annual
                              Meeting Of Shareholders

                              The Mead Corporation          Dayton, Ohio
                              Mead World Headquarters       March 13, 1996
                              Courthouse Plaza Northeast
                              Dayton, Ohio  45463

                              To the Holders of Common Shares of
                              THE MEAD CORPORATION

                              NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 25, 1996 at 4:00 p.m., for the following purposes:

                                   1.  To elect four directors for a term of
                                       three years or one year, depending on the vote to amend the Regulations.

                                   2. To consider and vote upon approval of the 1996 Stock Option Plan;

                                   3.  To consider and vote upon approval of
                                       certain amendments to the Restricted
                                       Stock Plan;

                                   4.  To consider and vote upon adoption of
                                       amendments to Article II, Sections 2, 3
                                       and 5 of the Regulations to provide for
                                       the annual election of directors in a
                                       manner that does not affect the unexpired terms of directors previously elected.

                                   5.  To consider and vote upon a shareholder
                                       proposal urging Mead's Board of Directors to seek shareholder approval for all present and future executive officer severance agreements, which is opposed by the Board of Directors; and

                                   6.  To transact such other business as may
                                       properly come before the meeting or any
                                       adjournment.

                              The close of business on February 27, 1996 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment. The stock transfer books will not be closed.

                              Please complete, sign, date and return the enclosed proxy promptly so that we may have the fullest expression possible of the wishes of the shareholders.

                              By order of the Board of Directors
                              George J. Maly, Jr.
                              Secretary

                                                           DEFINITIVE COPY



                              The Mead Corporation
                              Mead World Headquarters
                              Courthouse Plaza Northeast
                              Dayton, Ohio  45463

                              March 13, 1996

                              To the Holders of Common Shares:



                              The Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 25, 1996 at 4:00
                              p.m.   The format of the Meeting has been changed
                              from prior years to eliminate nonessentials and to shorten the length. Formal Notice of the Meeting and Proxy Statement accompany this letter.

                              A prompt execution and return of your proxy will both assure the presence of a quorum at the meeting and minimize the cost of the proxy solicitation. A postage paid envelope is enclosed for your convenience in replying.

                              Very truly yours,



                              Steven C. Mason
                              Chairman of the Board

                              Proxy Statement
                              For 1996 Annual Meeting

                              The Mead Corporation
                              Mead World Headquarters
                              Courthouse Plaza Northeast
                              Dayton, Ohio  45463

                              March 13, 1996

                              This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Mead Corporation ("Mead") of proxies to be used at the Annual Meeting of Shareholders to be held on April 25, 1996 and any adjournment. The close of business on February 27, 1996 has been fixed as the record date for the determination of the holders of Common Shares entitled to notice and to vote. There were outstanding on the record date 52,746,913 Common Shares.

                              The holders of Common Shares are entitled to one vote per share upon all matters set forth in the Notice of the Annual Meeting.

                              A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice to Mead in writing or in open meeting, but without affecting any vote previously taken. Unless revoked, the shares represented by the proxy will be voted as stated thereon.

Election of Directors

Mead's Regulations provide that the Board of Directors is classified into three classes with each class serving a three-year term and with one class standing for election at each Annual Meeting. At the 1996 Annual Meeting, the terms of John A. Krol, Steven C. Mason, Paul F. Miller, Jr., and Lee J. Styslinger, Jr. expire, and in accordance with a recommendation of the Board of Directors and its Nominating & Organization Committee, each of them will stand for re-election to a new three-year term expiring at the Annual Meeting in 1999. If the proposed amendments to Article II, Sections 2, 3 and 5 of the Regulations are adopted, the directors being voted upon at this year's 1996 Annual Meeting will be elected for a term of one year.

James G. Kaiser was elected to the Board of Directors on October 28, 1995 for a term expiring at the 1998 Annual Meeting. Susan J. Kropf was elected to the Board of Directors on January 25, 1996 for a term expiring at the 1997 Annual Meeting.

Barbara C. Jordan passed away on January 17, 1996. Ms. Jordan's vision of the world we live in coupled with her extraordinary dedication to Mead's mission, guided and counselled us beyond her role as a director. Her commitment to social justice, diversity and the environment significantly contributed to Mead's progress and focus in these areas. Ms. Jordan will be missed.

The business experience and other information concerning the nominees for director, and the directors continuing in office after the Annual Meeting, are set forth on pages 3 through 5.

Directors are elected by a plurality of the votes cast. Abstentions and nonvotes are not considered. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the four nominees. The holders of the proxies may, in their discretion, vote for a substitute nominee(s) designated by the directors in the event that any nominee becomes unable to serve for any reason presently unknown. Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then the directors will be elected by cumulative voting. In such event, each shareholder has the right to give one candidate a number of votes equal to the number of directors then being elected multiplied by the number of such shareholder's shares, or to distribute such shareholder's votes on the same principle among two or more candidates within such class. In the event of cumulative voting for directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the proxyholders discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of any one or more of such nominees as the persons named in the enclosed proxy determine. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

          Nominees for Director for a three-year term expiring in 1999 or 1997, depending on the vote to amend the Regulations



Picture of John A. Krol


John A. Krol
Mr. Krol has been a director
and Vice Chairman of E. I. du
Pont de Nemours and
Company since April 1992. In
1995 he was elected
President and Chief Executive
Officer.  He was Senior Vice
President - DuPont Fibers
from November 1990 through
March 1992.

Age:  59

Director Since:  1994

Committees:
Corporate Objectives

Corporate Responsibility (Chairman)
Finance
Nominating & Organization



Picture of Steven C. Mason


Steven C. Mason
Mr. Mason was elected
Chairman of the Board and
Chief Executive Officer in
May 1992 and President in
December 1994.  Prior to
that he was elected Vice
Chairman in April 1991 and
served as President and
Chief Operating Officer
during 1982-1991.

Age:  60

Director Since:  1982

Committees:
Executive (chairman) and
 ex-officio member of the
 other Committees of the
 Board

Other Directorships:
PPG Industries, Inc.



Picture of Paul F. Miller, Jr.


Paul F. Miller, Jr.
Mr. Miller was a founding
partner of Miller, Anderson
& Sherrerd, an investment
management firm.  He
retired as a general partner
in 1991, and was a limited
partner with the firm
through 1995.  He is now
sole proprietor of Miller
Associates and engages in
private investing.

Age:  68

Director Since:  1963

Committees:
Audit
Corporate Objectives
Corporate Responsibility
Executive (vice chairman)
Finance
Nominating & Organization
 (chairman)

Other Directorships:
Hewlett-Packard Company
Rohm and Haas Company
LTCB-MAS, Inc.
World Wildlife Fund



Picture of Lee J. Styslinger,
Jr.

Lee J. Styslinger, Jr.
Mr. Styslinger is Chairman of
the Board of ALTEC
Industries, Inc.  He was
Chairman of the Board and
Chief Executive Officer of
ALTEC Industries from 1990
to 1992.

Age:  62

Director Since:  1992

Committees:
Audit (chairman)
Compensation
Corporate Objectives
Executive
Nominating & Organization

Other Directorships:
Global Rental Company
Jemison Investment Company
Regions Financial Corporation
Southern Research
 Technology

                      Directors whose terms expire in 1997



Picture of John C. Bogle



John C. Bogle
Mr. Bogle is Chairman of the
Board of The Vanguard
Group of Investment
Companies, and Chairman of
the mutual funds in The
Vanguard Group.  He was
Chief Executive Officer of The
Vanguard Group of
Investment Companies until
January 31, 1996.

Age:  66

Director Since:  1978

Committees:
Compensation
Corporate Objectives
Finance
Nominating & Organization

Other Directorships:
The General Accident
 Group of Insurance
 Companies



Picture of William E.
Hoglund


William E. Hoglund
Mr. Hoglund retired as
Director and Executive Vice
President, Corporate Affairs
and Staff Support Group of
General Motors Corporation
in January 1995.  He was
Executive Vice President
and Chief Financial Officer
of GM from April 1992
through November 1992,
and Executive Vice
President, Automotive
Components Group, from
1988 through 1992.

Age:  61

Director Since:  1993

Committees:
Compensation
Corporate Objectives
 (chairman)
Corporate Responsibility
Executive
Finance
Nominating &
 Organization

Other Directorships:
Standard Federal Bank
Detroit Diesel Corporation

Trustee:
The Sloan Foundation


Picture of Susan J. Kropf


Susan J. Kropf
Ms. Kropf has been Senior
Vice President - Global
Product and Business
Development of Avon
Products, Inc. and President,
Eastern Europe since 1994.
Prior to that, she was Group
Vice President, U.S. Product
Marketing Group from 1992
to 1994.  Prior to that, she
was Vice President, Senior
Officer, Product Development
of Avon Products, Inc. from
1990 to 1992.

Age:  48

Director Since:  1996

Committees:
Corporate Objectives
Nominating & Organization

Other Directorships:
Green Point Financial
 Corporation


Picture of William S.
Shanahan


William S. Shanahan
Mr. Shanahan was elected
President and Chief
Operating Officer of
Colgate-Palmolive
Company in 1992.  Prior to
that, he was Chief
Operating Officer of
Colgate-Palmolive
Company from 1990 to
1992.

Age:  55

Director Since:  1992

Committees:
Compensation
Corporate Objectives
Corporate Responsibility
Nominating & Organization

Other Directorships:
Molson Ltd. (Canada)

                     Directors whose terms expire in 1998



Picture of John G. Breen


John G. Breen
Mr. Breen is Chairman,  Chief
Executive Officer  and a
Director of The
Sherwin-Williams Company.

Age:  61

Director Since:  1986

Committees:
Audit
Compensation (chairman)
Corporate Objectives
Executive
Finance
Nominating & Organization

Other Directorships:
National City Corporation
Parker-Hannifin Corporation
The Goodyear Tire &
 Rubber Company

Picture of James G. Kaiser
James G. Kaiser
Mr. Kaiser, with
Corning Incorporated,
recently retired as
President and Chief
Executive Officer of Quanterra
Incorporated (a joint venture
of Corning Incorporated and
International Technology
Corporation) from 1994 to
1996.  Prior to that he was
President and CEO of Enseco
Incorporated from 1992 to
1994. Prior to that he was
Senior Vice President and
General Manager of the
Technical Products Division
and Latin America and Asia
Pacific Exports of Corning
Incorporated.

Age:  53

Director Since:  1995

Committees:
Corporate Objectives
Nominating & Organization

Other Directorships:
The Stanley Works
The Sun Company

Picture of Charles S.
Mechem, Jr.

Charles S. Mechem, Jr.
Mr. Mechem is the
Commissioner Emeritus of
the Ladies Professional Golf
Association.  Prior to that
he was Commissioner of
the LPGA from 1991
through 1995. He retired as Chairman
of United States Shoe
Corporation from 1993 and as Chairman of the Board and Chief Executive Officer of
Great American Broadcasting
Company in 1990.

Age:  65

Director Since:  1976

Committees:
Compensation; Corporate
Objectives; Finance;
Nominating & Organization

Other Directorships:
AGCO Corporation
Cincinnati Bell
Ohio National Life
 Insurance Company
J.M. Smucker Company
Star Banc Corporation
Star Bank, N.A.
Myers Y. Cooper Company



Picture of Thomas B.
Stanley, Jr.


Thomas B. Stanley, Jr.
Mr. Stanley is a private
investor.

Age:  69

Director Since:  1970

Committees:
Audit
Corporate Objectives
Executive
Finance (chairman)
Nominating & Organization

Other Directorships:

MainStreet BankGroup
 Incorporated

Certain Information Concerning the Board of Directors

There were seven meetings of the Board of Directors during 1995. The seven standing committees of the Board and the number of meetings of each committee during 1995 follow:


                                                           Number of
                       Committee                           Meetings
                       ---------                           --------
Audit....................................................    2
Compensation.............................................    3
Corporate Objectives.....................................    3
Corporate Responsibility.................................    3
Executive................................................    0
Finance..................................................    2
Nominating & Organization................................    2


The Chairman of the Board and Chief Executive Officer serves as an ex-officio, nonvoting member of all standing committees, other than the Executive Committee.

Duties and Members
Each standing committee of the Board of Directors is composed of directors who are not employed by Mead, except the Executive Committee. The duties and membership of each committee are as follows:

The Audit Committee recommends annually to the Board for its approval the engagement of the independent certified public accountants, verifies and assures their independence, reviews the professional services they provide, reviews the fees charged for audit and non-audit services, reviews the broad scope of the internal and external audit programs, and reviews with the independent certified public accountants, at the completion of their audit, Mead's financial statements and matters relating to the audit.

Members:
-------
Styslinger (chairman)
Breen
Miller
Stanley

The Compensation Committee is charged with the broad responsibility for assuring that officers and key management personnel are effectively compensated in terms which are internally equitable and externally competitive. The Committee authorizes the compensation of officers and senior management and recommends to the Board the compensation of the Chairman of the Board and the President and reviews the salaries of other key executives, reviews executive compensation policies and recommends modifications in existing retirement or benefit plans. The Committee also approves grants under and administers Mead's stock option and restricted stock plans.

Members:
-------
Breen (chairman)
Bogle
Hoglund
Mechem
Shanahan
Styslinger

The Corporate Objectives Committee is charged with reviewing Mead's objectives and strategies and evaluating management's recommendations for long-term growth and profitability. Further, the Committee makes appropriate recommendations to the full Board with regard to specific proposals by management of major strategic importance, including acquisitions. The Committee also monitors growth programs to measure progress, reviews the potential impact of economic trends on operations and reviews technological trends with the view toward allocating resources to areas offering greatest potential growth.

Members:
-------
Hoglund (chairman)
Bogle
Breen
Kaiser
Krol
Kropf
Mechem
Miller
Shanahan
Stanley
Styslinger


The Corporate Responsibility Committee is charged with questioning and evaluating Mead's plans and responses relating to changing needs and concerns of those major constituencies (both internal and external) which can be expected to judge Mead's behavior and social performance.

Members:
-------
Krol (Chairman)
Hoglund
Miller
Shanahan

The Executive Committee is empowered under Ohio law to exercise the full authority of the Board, except as to matters not delegable. However, in practice, there are no scheduled meetings of this Committee and such powers would be exercised only in special situations.

Members:
-------
Mason (chairman)
Miller (vice chairman)
Breen
Hoglund
Stanley
Styslinger

The Finance Committee is charged with overseeing Mead's financial affairs and recommending such financial actions and policies as are most appropriate to accommodate Mead's strategic and operating strategies while maintaining its sound financial condition. The Committee reviews programs designed to inform and to maintain and improve shareholder and financial community relations.

Members:
-------
Stanley (chairman)
Bogle
Breen
Hoglund
Krol
Mechem
Miller

The Nominating & Organization Committee has as its principal concerns the nomination of candidates to the Board, evaluation of the performance of the Chief Executive Officer, organizational development, and review of shareholder proposals and suggestions. The Committee develops criteria and evaluates the performance of the Chief Executive Officer. The Committee also furnishes its evaluation to the Compensation Committee and reviews the compensation set by the Compensation Committee to ensure it appropriately relates to shareholder value.

Members:
-------
Miller (chairman)
Bogle
Breen
Hoglund
Kaiser
Krol
Kropf
Mechem
Shanahan
Stanley
Styslinger

Mead's Regulations require nominations for the Board from any shareholder to be delivered not less than 50 nor more than 75 days prior to the meeting of the shareholders to which the nomination relates, and to contain specified information about the nominee and the shareholder making such nomination. In addition to any nominations made pursuant to Mead's Regulations, the Nominating & Organization Committee will consider such suggestions for nominations to the Board as may be offered by shareholders. Such suggestions for nominations should be submitted to Thomas E. Palmer, Secretary of the Committee. Directors are selected on the basis of recognized achievements and their ability to bring essential skills and experience to the deliberations of the Board.

Directors who are not employees receive $20,500 annually for services as a director and $1,200 per meeting for attendance at meetings of the Board and its committees. Directors who are Mead employees are not compensated for their services as directors. In 1995, each director other than Messrs. Bogle, Mechem and Shanahan attended 75% or more of the Board and committee meetings.

Mead has a deferred compensation plan for non-employee directors pursuant to which receipt of compensation for Board service, together with interest thereon, may be deferred until after termination of service.

In 1987, Mead adopted a Restricted Stock Plan under which directors who are not employees or officers of Mead will receive grants of Common Shares with a market value of $37,500 at five-year intervals. Grants have been made in January 1988 and January 1993. A pro rata portion of $37,500 is granted to such directors who are elected during the five-year period. The shares are subject to forfeiture if the director leaves Mead within five years, unless the director leaves as a result of death, disability or normal retirement (in which event, all restrictions will lapse with respect to a pro rata portion of the restricted shares granted at five-year intervals). Additionally, all rights to the shares will earlier vest upon the occurrence of certain "change in control" events. The plan also permits directors under certain conditions to defer a portion of their cash retainer in the form of restricted shares on the same terms.

In 1990, Mead adopted a retirement plan for eligible outside directors which provides for a payment for the life of the director of the director's annual cash retainer at the time of retirement plus one-fifth of the dollar amount specified in the preceding paragraph paid to directors under the Restricted Stock Plan. The retirement benefit commences at age 70 and is paid to all outside directors who retire with at least 10 years of service on the Board or who retire at age 70 regardless of years of service. In October, 1995 this plan was terminated and no further benefits continue to accrue under the plan.

Securities Ownership
Set forth in the following table is information as of January 26, 1996 with respect to the number of Common Shares beneficially owned by each nominee and director, each of the named executive officers, and by all nominees, directors and executive officers as a group.

A person is considered to "beneficially own" any shares: (i) over which such person exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of employee stock options).

Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared by such owner and such owner's spouse or children.

                        Ownership of Mead Common Shares
                        -------------------------------
                          as of January 26, 1996/(1)/



                                   (A)                  (B)
                              Option Shares       Number of Shares
                            Including Shares     Beneficially Owned
                                Which May      including Option Shares
Name of                        be Acquired         in Column (A)
Beneficial Owner             Within 60 Days    January 26, 1996/(1)/
---------------------------  ---------------   ---------------------
John C. Bogle..............          -0-               4,011
John G. Breen..............          -0-               4,011
William R. Graber..........       36,900              39,079
William E. Hoglund.........          -0-               2,312
James G. Kaiser............          -0-                 398
Elias M. Karter............       82,300              89,391
John A. Krol...............          -0-                 858
Susan J. Kropf.............          -0-                 299
Raymond W. Lane............       55,300              63,328
Steven C. Mason............      295,000             370,016
Charles S. Mechem, Jr......          -0-               4,889
Thomas E. Palmer...........       39,506              45,709
Paul F. Miller, Jr.........          -0-              14,736
William S. Shanahan........          -0-               2,173
Thomas B. Stanley, Jr......          -0-             729,511/(2)/
Lee J. Styslinger, Jr......          -0-              21,173
Jerome F. Tatar............       66,230              72,456
------------------------

All directors, nominees
 and executive officers as
 a group (20 persons)......      699,436           1,607,970
-----------------------

(1) Includes restricted shares granted under Mead's Restricted Stock Plan, and shares held in the named executive's common stock account as of December 31, 1995, in the Mead Salaried Savings Plan. The named executives may vote and direct the disposition of shares in their account, except to the extent such shares constitute Mead matching shares.

(2) Includes 471,980 shares held in family trusts with respect to which Mr. Stanley is one of three co-trustees who share the voting and investment power.

As of January 26, 1996, the number of shares beneficially owned (i) by the directors and executive officers as a group was approximately 3.04% of outstanding, (ii) by Mr. Stanley, 1.38% and (iii) by all other directors individually, less than 1%.

The following table sets forth certain information with respect to persons known to Mead to be beneficial owners of more than five percent of the outstanding Common Shares:

                                                                           Percent of Common
                                               Number of Common Shares     Shares Outstanding
Name and Address of Beneficial Owners            Beneficially Owned       as of January 26, 1996
-------------------------------------          -----------------------    ----------------------
Oppenheimer Group, Inc., Oppenheimer Tower,         2,825,219/(1)/                 5.25%
  World Financial Center, New York, NY 10281

------------------------
(1) Source: Schedule 13G dated February 1, 1996, filed by beneficial owner with SEC.


Report of Compensation Committee on Executive Compensation

The Compensation Committee is comprised of six Directors of the Board who are not employees of the Company. This Committee is responsible for setting competitive compensation structures and approving payout levels for officers and senior management.

Mr. Mason, Chairman of the Board, President and Chief Executive Officer, serves as an ex-officio, nonvoting member of the Board's standing committees, including the Compensation Committee. He was not present during any discussion of his compensation.

Mead's executive compensation structure is based on competitiveness within Mead's business environment. The actual compensation levels delivered to executives are designed to directly link to the financial performance of the Company; align the interests of the executives with Company performance, thus increasing shareholder value; to attract, retain and motivate executive talent; and, to provide a balanced total compensation package that recognizes the individual contributions of the executive and the business results of the Company.

Base Salaries
-------------

Salary range midpoints are set to approximate those midpoints of industrial companies of similar size to Mead, as annually reported in the Hay Industrial Management USA survey, representing 385 parent organizations and 630 independent operating units of all types of industrial employers in the United States (the "Hay Competition"). Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual salaries paid to executives are targeted to be competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest Product company competitive peers. These peers (the "FP Peers") are Boise Cascade Corporation, Champion International Corporation, Georgia-Pacific Corporation, International Paper Company, James River Corporation, Potlatch Corporation, Riverwood International, Stone Container Corporation, Temple-Inland Inc., Union Camp Corporation, Westvaco Corporation, Weyerhaeuser Company, and Willamette Industries, Inc.

Salary increases for the executive group as a whole are determined primarily by a review of Mead's competitive position relative to the Hay Competition, and an assessment of competitive salary increase movement for the upcoming year. The salary increase for each named executive officer is determined by individual performance, influenced to a minor degree by that individual's position in the salary range. A fundamental basis of Mead's compensation philosophy is to deliver moderate salary increases, in favor of incentive payouts that reward for the performance of the Company and the contribution of the executive.

Mr. Mason's 1995 salary shows a modest increase over the 1994 level, tracking the moderate movement in CEO pay of the Hay Competition. His salary remains below the salary midpoint for his position, but the gap below the Hay Competition has been reduced to approximately 5%.

The salaries of the other named executives remain well below the Mead midpoint for their respective grades, and also lag the Hay Competition.

Annual Incentives
-----------------

Annual incentive targets are set at levels that achieve a combined salary midpoint plus incentive target that equals actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition.

Actual incentive payouts are determined under the Mead Management Incentive Plan ("MMIP") by a comparison of Mead Return on Total Capital ("ROTC") to both the FP Peers (as measured in the Value Line Report) and also to the Value Line Industrial Composite (the "Industrial Composite"), representing approximately 780 major industrial, retail and transportation companies that account for about 80% of the income earned by all U.S. nonfinancial corporations. The Mead ROTC comparison to the ROTC of each of the FP Peers and the Industrial Composite is weighted equally.

Mead's financial performance for 1995 showed the fourth consecutive year of improvement. For incentive purposes, Mead's 1995 operating ROTC of 13.8% reflects excellent operating results and sales which included strong prices for Company products. As a result, annual incentives for all named executives, including Mr. Mason, exceeded target levels.

Long-Term Incentives
--------------------

The Compensation Committee believes that a significant portion of senior executive compensation must reflect the desire for sustained operating excellence and reward competitive long-term financial results. Thus, a major portion of the compensation package reflects awards for long-term results. Mead's long-term compensation is delivered in three plans:

    1.   Performance Unit Plan
    2.   Restricted Stock Plan
    3.   Stock Option Plan

The Corporate Long-Term Incentive Plan (the "LTIP") is a performance unit plan that provides incentive awards for attaining acceptable ROTC while growing productive capital. The plan provides significant financial reward when the return to shareowners exceeds Mead's cost of capital, particularly when management is growing Mead's business.

The payout is based on these two components, further adjusted by the Competitive Industry Factor: the formula involving competitive ROTC performance including the FP Peers and the Industrial Composite.

The current plan measured business results over a 2-year period: capital growth over the period 1994 through 1995, and the ROTC achieved in 1995.

The resulting payout to executives determined by the plan exceeded target payout. The payout is delivered as cash for all participants. The Board of Directors used their discretion to adjust Mr. Mason's payout downward. In applying this discretion, the members of the Board recognized his leadership in achieving the record-level financial results, but chose to strengthen the alignment of Mr. Mason's compensation with shareowners by awarding a larger stock option grant. For that portion normally payable in cash, the Board mandated a deferral of that cash payout until after the completion of his Mead employment service.

Restricted stock with three to five year restrictions may be granted to encourage retention of key executives, or in lieu of payment of cash incentives, or for any other reason consistent with the purposes of Mead's Restricted Stock Plan. Restricted shares are granted at market prices. No restricted stock grants were made for 1995.

Stock option grants are based on competitive practices of the Hay Competition (rather than Mead's past corporate performance), are granted at market price and cannot be exercised for one year. The objective of stock option grants is to incent future Company performance, rather than to reward for past contribution. Mead also believes that granting stock options to senior management further aligns their interests with shareholders.

The size of annual option grants is based on the grade level of each recipient. Generally, the number of options granted increases approximately 30% with each grade level increase. Minor adjustments (+/-10%) are made to grants to recognize the future potential of the individual.

For 1995, Mr. Mason received a grant of 70,000 stock options, which the Compensation Committee believed appropriate with respect to the size of competitive grants for Mr. Mason's grade level, and in light of their decision to modify downward his 1995 LTIP payout in favor of greater stock ownership through the stock option program.

Stock Ownership Guidelines
--------------------------

It is felt that executives are more significant contributors to the success of the business if they have a significant ownership position in the organization. The Compensation Committee feels that the design of Mead's executive compensation plans deliver adequate opportunity for each executive to acquire Mead shares. For the named executive officers, the Company has established guidelines that define a level of stock ownership that each executive is expected to achieve and maintain.

The current proposal to shareowners to approve the 1996 Stock Option Plan includes a strategic feature that will enhance executive stock ownership: a provision of the new plan provides Reload Stock Options, to be granted only to each executive who, upon exercising Incentive Stock Options, purchased and held Shares. The Reload Stock Option is exercisable if the underlying shares from the Incentive Stock Options are held for a minimum of three years.

Compensation Deferral Opportunities
-----------------------------------

Mead maintains the Executive Capital Accumulation Plan (the "ExCAP") to provide executives with the opportunity to elect deferrals of earned compensation: base salary, annual incentive payout and long-term incentive payout (cash portions only). In addition, the plan provides for 401(k) contributions above the qualified plan limit to be placed in the same non-qualified account, along with a Company match that is determined by the 401(k) formula.

Funds deferred are credited at a rate set by one of several market-driven investment indices offered by the Company. Payment of those amounts deferred commence in accordance with the executive's deferral election, and generally start at retirement or termination, or on a fixed date.

For 1995, Messrs. Mason, Karter, Lane, Tatar and Graber elected to participate through compensation deferrals and the 401(k) Top-Up. In addition, the Board of Directors mandated that Mr. Mason's LTIP payout and a portion of his MMIP payout be deferred until retirement in order to obtain the maximum tax deduction.

Deductibility of Executive Compensation
---------------------------------------

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation over one million dollars paid to a company's Chief Executive Officer and to the four other most highly compensated executive officers. For 1995, Mr. Mason's compensation would normally have exceeded one million dollars, driven by the MMIP and LTIP payouts that reflects excellent financial returns that exceed competitive performance. To manage executive compensation in the best interests of the Company's shareowners, the Compensation Committee has recommended and the Board of Directors has approved a mandatory deferral of Mr. Mason's compensation over the
Section 162(m) limit.

Summary
-------

The Mead compensation program delivered as the mix of compensation elements (base pay, annual incentives, long-term incentives and deferral opportunities) is an effective tool in supporting executive excellence. Mead's operational reliability and financial results have steadily increased over the past four years; and, 1995 returns surpassed the returns of both the Industrial Composite and the FP Peers.

The Compensation Committee remains confident that these elements of the executive compensation program are key in rewarding executives who contribute to the success of the Company and in the demonstrated increase in shareholder value.

Compensation Committee members:
John G. Breen (chairman)
John C. Bogle
William E. Hoglund
Charles S. Mechem, Jr.
William S. Shanahan
Lee J. Styslinger, Jr.

Steven C. Mason  (ex-officio, nonvoting member)

Compensation Tables

The compensation for services performed during the fiscal years ended December 31, 1993, 1994 and 1995 for Mr. Mason and each of the other five most highly compensated executive officers is as follows. No stock appreciation rights were issued to the named executives during 1993-1995.


                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation
                                                             -----------------------------------------------
                       Annual Compensation                              Awards                       Payouts
               -------------------------------------------   -----------------------------------------------
                                                   Other
Name                                               Annual     Restricted      Securities                        All Other
and                                                Compen-    Stock           Underlying             LTIP       Compen-
Principal                                          sation     Award(s)          Options/             Payouts    sation
Position     Year  Salary($) Bonus($)/(1)/       ($)/(2)/    ($)/(3)/          SARs(#)              ($)/(4)/   ($)/(5)/
-----------  ----  --------- ------------         ---------   --------        --------            ---------  ---------
Steven C.    1995  $635,004  $875,000             $  85,123   $       0        70,000 /(6)/       $ 498,400  $  46,564
Mason,       1994   566,672   782,800                61,876     227,813        60,000                     0      7,505
Chairman,    1993   518,751   433,100                59,315      29,717        47,800                     0      4,497
President
and CEO

Eli M.       1995  $292,980  $219,700             $  64,743   $       0        10,700             $ 296,100  $  16,871
Karter, VP   1994   268,648   182,100                26,125      30,580        20,700                     0      4,620
Operating    1993   245,799   150,200                26,617       8,088         8,500                     0      4,497
Officer

Jerome F.    1995  $261,344  $219,700             $       0   $       0        10,700             $ 296,100  $  12,760
Tatar, VP    1994   222,675   171,900                     0      27,775        20,000                     0      4,620
Operating    1993   183,308    92,800                   555       6,480        10,000                     0      4,497
Officer

Raymond      1995  $252,504  $219,700             $     641   $       0        10,700             $ 296,100  $  13,722
W. Lane,     1994   212,999   212,800                   357      27,775        20,000                     0      4,620
VP           1993   176,008   189,500                   671       6,480        10,000                     0      4,497
Operating
Officer

Thomas E.    1995  $259,256  $198,300             $       0    $       0       10,700              $266,700  $   5,392
Palmer, VP   1994   234,096   195,100                     0    $ 258,393       13,000                     0      4,620
General      1993   216,834   160,600                     0        8,088       10,000                     0      4,497
Counsel

William R.   1995  $230,760  $198,300             $  13,462    $       0       10,700              $266,700  $  12,176
Graber,      1994   212,100   182,100                     0       76,143       11,000                     0  $   4,620
VP/CFO       1993   178,343   138,100                     0        4,290        5,000                     0      4,497
----------------------

(footnotes on following page)

(1) Bonuses are earned in the year specified and paid in the following year. Cash bonuses for 1995 consist of payments under the MMIP, an annual incentive plan. A portion of Mr. Mason's MMIP payout has been deferred until after completion of his Mead employment service.

(2) Consists solely of interest on deferred compensation in excess of the applicable federal rate. Mead owns life insurance on the lives of employees participating in this deferred compensation program which supports the interest rates used.

(3) Restricted stock holdings at December 31, 1995: Mr. Mason, 7,047 shares ($368,205.75 value); Mr. Karter, 744 shares ($38,874 value); Mr. Tatar, 656 shares ($34,276 value); Mr. Lane, 656 shares ($34,276 value); Mr. Palmer 5,744 shares ($300,124 value) and Mr. Graber, 1,659 shares ($86,682.75 value). Dividends are paid on restricted stock in the same manner and amount as paid on Mead's common shares. The value of the restricted stock for purposes of the table is based on closing market prices on the date of the grant; however, for purposes of this footnote (3), it is based on closing market prices at the end of 1995.

(4) The LTIP is a performance unit plan that measured business results over a 2-year period: capital growth over the period including 1994 through 1995, and the ROTC achieved for full year 1995. The payout to executives determined by the plan exceeded target payout. The payout is delivered as cash. Mr. Mason's payout was adjusted downward by the Board of Directors. A larger stock option grant was made to Mr. Mason in February 1996 to strengthen the alignment of compensation with shareholders. Mr. Mason deferred the LTIP normally paid in cash until after the completion of his Mead employment service.

(5) Amounts consist solely of executive life insurance premiums paid by Mead and matching contributions by Mead to qualified and non-qualified savings plans.

(6) Includes the award of a stock option grant in February 1996 made in acknowledgment of an adjustment downward of the LTIP payout covering fiscal years 1994 through 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about option grants during the fiscal year ended December 31, 1995. No stock appreciation rights were granted in 1995.



  Individual Grants
---------------------------



                                                                                          Potential
                                         Percent of                                       Realizable Value at
                         Number of       Total                                            Assumed Annual
                         Securities      Options/                                         Rates of Stock Price
                         Underlying      SARs                                             Appreciation
                         Options/        Granted to     Exercise                          for Option Term/(2)/
                         SARs            Employees      or Base     Expira-  -----------------------------------------------------
                         Granted         in Fiscal      Price       tion
Name                    (#) /(1)/        Year          ($/Sh)       Date       0% ($)             5% ($)                 10% ($)
----                    ---------       ----------     ------       ----     --------            ---------              --------
Steven C. Mason          45,000/(3)/        6.2%       $54.375    2/22/05       $0              $1,541,531             $3,890,531
Eli M. Karter            10,700             1.5%        54.375    2/22/05        0                 366,542                925,082
Jerome F. Tatar          10,700             1.5%        54.375    2/22/05        0                 366,542                925,082
Raymond W. Lane          10,700             1.5%        54.375    2/22/05        0                 366,542                925,082
Thomas E. Palmer         10,700             1.5%        54.375    2/22/05        0                 366,542                925,082
William R. Graber        10,700             1.5%        54.375    2/22/05        0                 366,542                925,082

              ----------------------------------------------------------------------------------------------------------------
                                                                                 0%/(4)/            5%/(4)/               10%/(4)/
                                                                             ----------         ----------              ---------

                                           Assumed Stock Price                  $54.375             $88.63                $140.83
                             Market Value of All Shareholdings            $2.88 billion      $4.69 billion          $7.46 billion
                                   Named Executives Percentage                                       0.19%                  0.19%

----------------------

(1) Options are granted with terms of ten years and may be exercised beginning one year after date of grant. Limited stock appreciation rights (described on page 21) have been granted to each of the named executive officers in an amount equal to the stock options granted. In addition, the holders of stock options may under certain conditions pay withholding taxes due upon the exercise of stock options using shares issued upon such exercise.

(2) The dollar amounts under the 5% and 10% columns are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Mead's stock. Mead is also not aware of any formula that determines with reasonable accuracy the present value of stock options based on future unknown or volatile factors.

     (footnotes continued on following page)

(3) Excludes stock options granted to Mr. Mason in February, 1996 made in acknowledgment of an adjustment downward of the LTIP payout covering fiscal years 1994 through 1995.

(4) At an assumed 5% stock price appreciation over a ten-year period, Mead's stock price would increase from $54.375 per share (the market price on the grant date) to $88.63 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase from $2.88 billion to $4.69 billion. At an assumed 10% stock price appreciation over a ten-year period, Mead's stock price would increase from $54.375 per share to $140.83 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase to $7.46 billion. The named executives would receive only 0.19% of any such increase in market value.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

The following table shows information about stock option exercises during 1995 and unexercised stock options at year end 1995 for the named executive officers. No stock appreciation rights were granted or exercised in 1995.


                                                                                      Number of
                                                                                      Securities                Value of
                                                                                      Underlying                Unexercised
                                                                                      Unexercised               In-the-Money
                                                                                      Options/SARs at           Options/SARs at
                                                                                      FY-End (#)                FY-End ($)/(2)/
                                 Shares
                                 Acquired                                             Exercisable/               Exercisable/
Name                             on Exercise(#)       Value Realized ($)/(1)/         Unexercisable              Unexercisable
----                             -------------        -------------------------      --------------              -------------
Steven C. Mason                     4,029                 $125,150.81                 250,000/45,000             $3,216,156/$-0-
Eli M. Karter                       7,600                  226,364.50                  71,600/10,700                 988,794/-0-
Jerome F. Tatar                     4,970                  141,543.75                  55,530/10,700                 692,204/-0-
Raymond W. Lane                     8,621                  238,801.34                  44,600/10,700                 468,412/-0-
Thomas E. Palmer                    7,694                  188,862.71                  28,806/10,700                 273,016/-0-
William R. Graber                     -0-                         -0-                  26,200/10,700                 293,606/-0-

----------------------

(1) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the date of exercise and the grant price of the stock option.

(2) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the last trading day of 1995 and the grant price of the stock option.

                       LONG-TERM INCENTIVE PLANS - AWARDS
                              IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about the LTIP plan eligibility for the performance period that commenced in 1995.



                                                  Performance or                     Estimated Future Payouts
                             Number of             Other Period                         Under Non-Stock
                             Shares,                 Until                            Price - Based Plans
                             Units or              Maturation            -------------------------------------------------
Name                         Other Rights(#)       or Payout/(1)/        Threshold($)          Target($)        Maximum($)
----                         --------------       --------------         -----------           --------         ----------
Steven C. Mason                  538,300          1/1/95 to 12/31/96          $0              $538,300          $1,076,600
Eli M. Karter                    181,100          1/1/95 to 12/31/96           0               181,100             362,200
Jerome F. Tatar                  181,100          1/1/95 to 12/31/96           0               181,100             362,200
Raymond W. Lane                  181,100          1/1/95 to 12/31/96           0               181,100             362,200
Thomas E. Palmer                 149,400          1/1/95 to 12/31/96           0               149,400             298,800
William R. Graber                149,400          1/1/95 to 12/31/96           0               149,400             298,800

----------------------

(1) The Company's LTIP is a performance unit plan that provides incentive awards for attaining acceptable ROTC while growing productive capital. The plan is based on compound capital growth achieved over the period from December 31, 1994 to December 31, 1996, and Company ROTC achieved for full year 1996. The payout factor produced is further multiplied by Mead's Competitive Industry Factor derived from the FP Peers and the Industrial Composite.

                               PERFORMANCE GRAPH


The following performance graph compares Mead's cumulative total shareholder return over a five year period, assuming $100 invested at December 31, 1990 in Mead common stock, in the S&P 500 Index and in the S&P Paper and Forest Products Composite Index. The information on these indices has been provided by Standard & Poor's Corporation. Shareholder return is based on increases in share price and dividends paid, assuming reinvestment of dividends.


                              THE MEAD CORPORATION
                      CUMULATIVE TOTAL RETURN:  1990-1995

                              [GRAPH APPEARS HERE]


      Measurement Period
      (Fiscal Year Covered)      Mead Corporation      S&P 500 Index     S&P Paper & F. P.

      Measurement Pd -

      FYE 12/31/90                  $100.00               $100.00              $100.00
      FYE 12/31/91                   138.31                130.47               126.84
      FYE 12/31/92                   157.40                140.41               145.03
      FYE 12/31/93                   189.35                154.56               159.84
      FYE 12/31/94                   209.08                156.60               166.55
      FYE 12/31/95                   229.11                215.45               183.37

                                                         YEAR

                            1990         1991        1992        1993        1994         1995
Mead                      100.00       138.31      157.40      189.35       209.08      229.11

S&P 500                   100.00       130.47      140.41      154.56       156.60      215.45

S&P Paper & F.P.          100.00       126.84      145.03      159.84       166.55      183.37

Assumes $100 invested on December 31, 1990 in Mead common stock, S&P index, and S&P Forest Products Index. Assumes reinvestment of dividends.

Retirement Plans

All salaried employees of Mead are participants in Mead's non-contributory retirement plan which provides retirement income based upon years of employment and average annual earnings for the five highest years during the last eleven years of employment. Benefits under the retirement plan become vested after five years.

The named executives have the years of credited service indicated: Mr. Mason, 37; Mr. Karter, 13; Mr. Palmer, 3; Mr. Graber, 3; Mr. Lane, 20; Mr. Tatar, 21. Earnings used for calculation of retirement income for the named executives are salary, bonus and incentive compensation (other than long-term incentive payments) paid as described in the Summary Compensation Table. The benefits payable under Mead's plan are reduced by one-half of the primary Social Security benefit.

Under the Employee Retirement Income Security Act, an individual's normal annual benefit from a qualified retirement plan such as Mead's may not exceed specified limits. To the extent that the amounts calculated under Mead's non-contributory retirement plan exceed such limits, Mead pays the excess under an unfunded excess benefit plan.

Mead also maintains an unfunded supplemental retirement plan for senior level management personnel who become eligible to participate in the plan after they have completed three years of employment in a qualified job classification. The plan provides annual retirement benefits for 55% of a participant's final average earnings (earnings include bonuses and incentive compensation other than long-term incentive payments, but may not exceed two times base compensation for any year) for the three highest years during the last eleven years of employment, less benefits received from other retirement plans of Mead and from retirement plans of previous employers. Benefits are also reduced by one-half of a participant's primary Social Security Benefit. A participant may receive full benefits under this plan after he attains age 62. Messrs. Mason, Karter, Palmer, Lane and Tatar are currently eligible to participate in this plan. Mr. Graber is eligible to participate in this plan in 1996.

The approximate annual benefits, on a straight life annuity basis, payable to the named executive officers under the retirement plan and the excess and supplemental retirement plans, based on compensation levels to date and assuming retirement at age 62, calculated prior to the offsets described above, are as follows: Mr. Mason, $543,838; Mr. Karter, $206,558; Mr. Lane, $206,098; Mr.
Tatar, $174,004; Mr. Palmer, $202,058 and Mr. Graber, $171,877.

Benefit Trust

In 1986, a Benefit Trust was established to preserve the benefits earned under Mead's unfunded supplemental retirement plan, incentive compensation election plan, the former directors retirement plan, and excess benefit plan (the "Plans") in the event of a change in control. Upon the occurrence of any potential change in control, as defined in the Benefit Trust, Mead will be obligated to contribute an amount of cash and other property to the Benefit Trust which is intended to be sufficient to pay, in accordance with the terms of the Plans, the benefits authorized under such Plans and certain related expenses. If the funds in the Benefit Trust are insufficient for any reason to pay amounts due under the Plans, Mead will remain obligated to pay any such deficiency.

Termination Arrangements

General Severance Program. Mead has formalized a company-wide severance program for its salaried employees who are involuntarily terminated. The basic program provides severance pay in a lump sum equal to one week's salary for each full year of service plus an additional week for each $20,000 of base salary (or increment thereof) subject to enhancement following a change in control. Medical, dental and life insurance coverages will be provided for a period of time equal to the number of weeks of severance, provided certain conditions are met. The maximum period for severance pay, depending on the salary level of the employee, will be limited to either 52 or 26 weeks. Based on current compensation, if the individuals named in the Summary

Compensation Table had been terminated on December 31, 1995, the amounts payable to each of them would have been as follows: Mr. Mason, $635,000; Mr. Karter, $167,843; Mr. Palmer, $86,060; Mr. Lane, $173,844; Mr. Tatar, $179,719 and Mr.
Graber, $74,518.

Severance Agreements. Mead has in place severance agreements with executive officers and other key executives (collectively, the "Key Executives"). The severance agreements provide for the payment of certain benefits to a Key Executive (in lieu of amounts payable under the general severance program) if employment is terminated by Mead other than for "cause," or on account of death, disability or normal retirement, within two years after a "change in control" of Mead, or if employment is terminated by the Key Executive for "good reason" within such period, as such terms are defined in the respective severance agreements. In general, under such circumstances, the Key Executive is entitled to a cash payment of two times (three times, in the case of the Chairman) the sum of (i) the Key Executive's then current annual base salary, and (ii) the greater of the Key Executive's current target incentive under Mead's incentive plans or his most recent annual award thereunder. Based on levels of compensation as of December 31, 1995, if the individuals named in the Summary Compensation Table had been terminated on such date, the amounts payable to each of them would have been as follows: Mr. Mason, $6,218,919; Mr. Karter, $1,687,296; Mr. Palmer, $1,509,306; Mr. Lane, $1,614,676; Mr. Tatar, $1,618,723
and Mr. Graber, $1,466,716.

The severance agreements also provide for (i) the cancellation of all outstanding stock options granted to the Key Executive under any stock option plan of Mead in consideration for a cash payment equal to the number of shares covered by the option multiplied by the difference between the exercise price per share and the higher of (a) the reported closing price per share on the date of the Key Executive's termination or (b) the highest price paid per share in connection with any change in control; (ii) a continuation of benefits under Mead's life insurance, medical and dental plans (or substantially similar benefits); and (iii) out placement counseling. If the aggregate severance benefits to any executive would be subject to an excise tax under the Internal Revenue Code, the actual benefits will be reduced to the extent necessary to avoid the imposition of the excise tax.

Limited Stock Appreciation Rights

Mead's stock option plans authorize the Compensation Committee to grant limited stock appreciation rights ("Limited Rights") with respect to all or any portion of the shares covered by options. The Committee may grant Limited Rights simultaneously with the grant of an option or at any time during their respective terms. Limited rights have been granted to all named executive officers in an amount equal to stock options granted. In general, Limited Rights are exercisable only after certain events which constitute a change in control of Mead. Upon the exercise of a Limited Right, an optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the Limited Right relates, and (2) a price which in general represents the value placed upon a Common Share in the change in control situation. When Limited Rights are exercised, the options to which they relate will cease to be exercisable.

Certain Transactions

Mr. Mason has the power to direct distributions from a charitable trust he established in 1988 to hold his shares of a corporation in which he has a minority interest. Mead paid this corporation approximately $1.56 million in the ordinary course of business during 1995 for the purchase of paper machine supplies and equipment. Such purchases did not constitute a material portion of such corporation's business and were made in accordance with Mead's normal purchasing policy.

Filings under Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1995, except that one report by Paul F. Miller, Jr. was filed twenty-one days late due to administrative error and one report timely filed by Eli M. Karter was amended promptly to reflect the inadvertent omission of the corresponding sale of shares pursuant to the cashless exercise of a stock option.

Compensation Committee Interlocks and Insider Participation

The members of the Board's Compensation Committee are Messrs. Bogle, Breen, Hoglund, Mechem, Shanahan and Styslinger. In addition, Mr. Mason, Mead's Chairman, CEO, President and Chief Executive Officer, is an ex-officio nonvoting member of the Board's standing committees, including the Compensation Committee (although Mr. Mason did not participate in any Compensation Committee discussions regarding his compensation). Mr. Palmer, Mead's Vice President and General Counsel, is the nonvoting Secretary of the Committee, but is not a member of the Committee.

Except as described above, none of the members of the Compensation Committee are or were an officer or employee of Mead, or have any relationship requiring disclosure under the federal securities rules.

Proposed 1996 Stock Option Plan

The purposes of the 1996 Stock Option Plan (the "Plan) are to provide incentives to officers, other key employees and non-employee directors of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company is largely dependent, to assist the Company in attracting and retaining key employees and non-employee directors of proven ability, to increase the identity of interests of such key employees and non-employee directors with those of the Company's shareholders by providing such employees and directors with options to acquire shares of common stock of the Company ("Shares"), and to encourage retention of Shares.

The design of the Plan is similar to the 1991 Stock Option Plan previously approved by shareholders. However, several new design features, notably reload options and stringent termination provisions, strengthen the alignment of executive and director compensation with shareholders. In particular, the reload options include an option price which is the fair market value as of the date of exercise (not grant) of the original option; reload options are not exercisable unless the Shares purchased by the exercise of the original option are owned for at least three years; the protocols of the Compensation Committee currently provide that reload options will be granted only in connection with Incentive Stock Options (not nonqualified stock options); and, reload options are granted as nonqualified stock options which carry no further reload right. These Plan components encourage stock ownership while avoiding the continuous cascading or pyramiding effect that negatively characterizes some other reload programs. Another new Plan feature is that all unexercised options are cancelled on the last date of employment unless the person is eligible to retire. This reinforces the philosophy that options are a key component of compensation that aligns active executives and directors with shareholders.

In 1995, the Board of Directors terminated a retirement plan adopted in 1990 for eligible outside directors and no benefits continue to accrue under the plan. The Board of Directors favor instead to structure the compensation of eligible outside directors to align closer to shareholders through Mead stock ownership. A portion of the compensation proposed to be delivered would consist of annual grants of stock options under the Plan.

The current 1991 Stock Option Plan previously approved by shareholders has only 254,015 Shares remaining authorized for issuance.

The Board of Directors recommends approval of the Plan to insure sufficient options are available for grant to permit the continued use of this form of compensation. The material features of the Plan are summarized below.

General. The Plan authorizes the grant of options to purchase up to 4,000,000 shares of common stock ("Shares") and up to an equal number of Limited Rights which may be exercised instead of such options only upon the occurrence of certain "Triggering Events" (as hereinafter defined). The maximum number of Shares that may be issued to any individual over the term of the Plan upon the exercise of options shall not exceed 400,000. Options under the Plan may be awarded as nonqualified options or as incentive stock options under Section 422 of the Internal Revenue Code ("ISOs"). The options permit the holder to purchase Shares by paying the option price. The option price is not less than the fair market value of Shares on the date of grant. No options or Limited Rights may be granted under the Plan after September 30, 2005. Options and Limited Rights which terminate, expire or are cancelled prior to being exercised may be regranted. Options may also be regranted with respect to Shares received by Mead as payment for options. Options and Limited Rights granted under the Plan are not transferable except by will or the laws of descent and distribution and as otherwise described in the Plan.

Administration. The Compensation Committee of the Board (the "Committee") will administer the Plan, determine the number of options and Limited Rights to be granted, designate who will receive options and Limited Rights, decide the number of Shares to be subject to each option and determine the term of each option subject only to the specific provisions of the Plan.

The Committee shall consist solely of three or more directors of the Company who are "disinterested" within the meaning of Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of the Internal Revenue Code of 1986, as amended.

Eligible Employees. The Committee may grant options and Limited Rights to officers and other key employees of Mead, its subsidiaries and other entities in which Mead owns at least a 10% interest. It is estimated that there will be approximately 335 employees eligible to participate in the Plan on its effective date.

Non-Employee Director Options. The Plan provides for automatic grants of non-qualified options to non-employee directors. Each non-employee director (and each person who subsequently becomes a non-employee director for the first time) shall automatically receive grants of options to purchase 300 Shares. Thereafter, on January 3, 1997 and each annual anniversary thereafter during the term of the Plan each non-employee director shall automatically receive a grant which shall equal the product obtained by multiplying 300 by an adjustment factor. The adjustment factor shall equal the quotient obtained by dividing (i) the base line number for average total compensation paid to directors by companies with annual sales in excess of $4 billion, as published in the Hay Consulting Group's "Directors Compensation Report" (or comparable successor report) in the calendar year immediately preceding the year in which such grant is made, which report covers compensation paid in the year ending immediately prior to the year of publication, by (ii) the average total compensation reported by Hay Consulting Group for calendar year 1994 in the previously described Report (represented as $36,246). In the event that such Directors Compensation Report (or comparable successor report) is not published with respect to any year, the factor shall equal one (1). Such options will become fully exercisable on the first anniversary of the date of grant except in the case of a change in control, a tender offer, an acquisition transaction, or change in the composition of the Board as described in the Plan. The option will have a term of ten years.

Employee Options. Under the Plan, the Committee fixes the term of each option for a period not exceeding 10 years. Options may not be exercised until at least one year after grant, except in the case of a change in control, a tender offer, an acquisition transaction, or change in the composition of the Board as described in the Plan. Options may be exercised only if the holder has been continuously employed by Mead since the date of grant unless the Committee provides that the option may be exercisable within its term, but after the term of employment or death of the employee. Payment may be with cash, or, with approval of the Committee, with Shares having a market value equal to the option price.

The Committee may impose restrictions or limitations on the exercise of options or on the transferability of Shares issuable upon the exercise of the option by an eligible employee.

Except for the ten-year maximum term, the Committee may waive or modify any condition or restriction with respect to the exercise of an option by an eligible employee.

Options may also be exercised upon the occurrence of a Triggering Event. The Committee may with the consent of the optionholder pay cash (in an amount equal to the spread between the fair market value of the Shares and the option price) in exchange for the cancellation of an option.

Reload Options. Options granted under the Plan may contain, if provided for in an option agreement, a "reload" feature. An option with a reload feature may provide that, whenever the grantee of the option exercises the option, the grantee shall be granted on the date of such exercise (the "Reload Date") a new option (the "Reload Option") for a number of Shares equal to the number of shares subject to the option being exercised less the number of Shares which are withheld or disposed by the Company in payment of the option price or retained for purposes of tax withholding. The option price per Share covered by the Reload Option shall be the fair market value as of the Reload Date. The protocols of the Committee currently provide that Reload Options will be granted only in connection with ISOs. No change to this protocol is expected unless there is a change regarding ISOs in the tax code.

ISOs. If the Committee grants ISOs, they will be granted with terms and conditions consistent with applicable provisions of the Internal Revenue Code.

Limited Rights. The Limited Rights to be authorized by the Plan are substantially the same as the limited rights authorized under the 1991 Stock Option Plan. Limited Rights are exercisable only for thirty days following the occurrence of a Triggering Event. Upon exercise of a Limited Right, the holder receives a cash payment equal to the difference between the exercise price of the related option and an exercise value which is premised on the highest sale price of an equivalent number of Shares resulting from the Triggering Event.

Under the Plan, Limited Rights may only be granted if they are related to options and cannot exceed the number of Shares covered by the related option. The term of the Limited Rights must be the same as the term of the related options. The Limited Right is cancelled if the related option is exercised, and the option is cancelled if the related Limited Right is exercised. Limited Rights are exercisable only if the related option is exercisable and only if six months have passed since the grant.

Triggering Events. As previously described, the exercisability of options will be accelerated and Limited Rights will become exercisable upon the occurrence of certain Triggering Events. Such events generally include (with certain exceptions): (i) a tender offer for shares pursuant to which Shares are acquired, (ii) a merger approved by the Company's shareholders in which the Company is not the survivor, unless the outstanding shares continue to represent at least 80% of the combined voting power of Mead or the surviving company after the merger, (iii) a sale of substantially all of the Company's assets approved by shareholders, (iv) an acquisition of 20% or more of outstanding shares, (v) a "control share acquisition" under the Ohio law which is approved by the Company's shareholders and (vi) a change in a majority of the Company's directors in any two-year period.

Amendment and Termination. The Plan may be amended by the Board of Directors, without shareholder approval, except under circumstances which applicable law (including Section 16(b) of the Securities Exchange Act of 1934) or the New York Stock Exchange would require shareholder approval. Currently, the rules under
Section 16(b) require shareholder approval if the amendment would (a) materially increase the benefits to participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan in the aggregate, or to any individual, or (c) materially modify the requirements as to eligibility for participation in the Plan.

The Plan will terminate on September 30, 2005; however, the Board may terminate the Plan at any time without shareholder approval.

Shareholder Rights Plan. Shares issued upon exercise of options granted under the Plan will include rights to purchase Mead Common Shares pursuant to Mead's Shareholder Rights Plan during the period in which rights are issuable under such plan. Until the rights become exercisable, they are evidenced by certificates representing the Shares issued upon exercise of options granted under the Plan. The current Rights Plan expires on November 13, 1996.

Tax Treatment. Under the current Federal income tax laws and regulations, a person will not be taxed upon the grant of an option or a Limited Right. At the time of exercise of an option other than an ISO, a holder will realize ordinary income in an amount equal to the excess of the fair market value of the Shares over the option price, and Mead will generally be entitled to a deduction in the same amount.

Upon the exercise of a Limited Right or the payment of cash for cancellation of an option, the holder will be taxed at ordinary income rates on the amount of cash received, and Mead will generally receive a deduction in the same amount.

If an employee is granted ISOs under the Plan, the employee will not recognize income at the time the ISOs are exercised, except for the possible application of the alterative minimum tax. The difference between the amount received by the employee from the sale of Shares acquired with ISOs and the option price will be taxed as a capital gain, and Mead will not receive a deduction, unless such Shares are disposed of within two years from the date of grant of the option or within one year after the exercise of the option.

As of February 13, 1996, long-term capital gains are subject to a maximum tax rate of 28 percent and all other income is subject to a maximum tax of 39.6 percent.

Effect on Earnings. Neither the grant of options or Limited Rights will require a charge to earnings.

In the opinion of the Board, the foregoing is a fair and accurate summary of the Plan.

Vote Required. The Plan must be approved by the holders of a majority of Common Shares present in person or by proxy at the 1996 Annual Meeting entitled to vote thereon . The full text of the Plan may be obtained from George J. Maly, Jr., Secretary, by writing to The Mead Corporation, Courthouse Plaza Northeast, Dayton, Ohio 45463 or calling (513) 495-3148.

The Board of Directors recommends a vote FOR approval of the 1996 Stock Option Plan.

Proposed Amendments to Restricted Stock Plan

In December 1987, the Board of Directors adopted a restricted stock plan which provides for the grant of shares of common stock subject to multiyear restrictions to employees in partial payment of incentive compensation and to directors who are not officers or employees of Mead in five-year intervals. The restricted stock plan was approved by the Company's shareholders in April, 1988 and amended by the shareholders in April, 1991 to enlarge the eligible recipients (the "Restricted Stock Plan").

The Board proposes the Restricted Stock Plan be further amended to provide for an additional automatic grant to non-employee directors, to change the definition of "Restriction Period" for employees, and to extend the term of the Plan.

In 1995, the Board of Directors terminated a retirement plan adopted in 1990 for eligible outside directors and no benefits continue to accrue under the plan. The Board of Directors favor instead to structure the compensation of eligible outside directors to align closer to shareholders through Mead stock ownership. A portion of the compensation to be delivered would consist of annual grants of Restricted Stock which necessitates amending the Restricted Stock Plan. Under the proposed amendment, each outside director would receive an initial grant equal to the quotient obtained by dividing $5,000 by the market value per share on the date the amendment is approved by shareholders. The grant value in subsequent years will be adjusted by a formula that tracks the annual change in board of directors total compensation (annual retainer and meeting fees) as reported in an index. There is no provision for discretionary adjustment of the grant value to directors.

The current multiyear restriction period for eligible employees under the Restricted Stock Plan creates a conflict between taxability of the grant to the employee who is retirement eligible and the availability of stock to pay for the employee tax liability. This is an unintended negative consequence of the application of current tax law to grants under the Restricted Stock Plan to retirement eligible employees. Changing the restriction period to "six months or longer" as determined at the time of grant by the Compensation Committee will ensure the restriction period can coincide with the tax liability, while retaining the ability of the Compensation Committee to deliver grants with multiyear restrictions when in the interests of Mead.

The Restricted Stock Plan expires automatically in December 1997. A shareholder vote would be required in 1997 in order to continue the use of the Restricted Stock Plan after 1997. The vote on the prior items provides an opportunity to vote for extension of the term of the Restricted Stock Plan to September, 2005 and eliminate the need for an additional shareholder vote on the Restricted Stock Plan next year.

Restricted Stock has been granted in small quantities since the inception of the Restricted Stock Plan. The number of restricted shares remaining to be issued under the Restricted Stock Plan (431,340 shares) is not being increased at this time. Non-employee directors and employees receiving shares are not entitled to delivery of certificates and the shares are restricted as to transfer until lapse of the restriction period. Recipients of restricted shares otherwise have the rights and privileges of a holder of shares (including voting and receiving dividends). The Restricted Stock Plan is further described on pages 11 and 12.

Proposed Amendments. The primary purposes of the amendments are to extend the term of the Restricted Stock Plan to September, 2005, to change the definition of "Restriction Period" for employee grants to "six months or longer", as determined upon grant by a Committee of the Board of Directors, and to provide additional automatic grants of restricted stock to eligible non-employee directors. Each eligible non-employee director shall automatically receive an initial grant equal to the quotient obtained by dividing $5,000 by the market value per share on the date this amendment is approved by shareholders. Thereafter, on January 3, 1997 and each annual anniversary thereafter during the term of the Restricted Stock Plan each eligible non-employee director shall automatically receive a number of restricted shares equal to the initial grant multiplied by an adjustment factor (the "Factor"). The Factor shall equal the quotient obtained by dividing (i) the base line number for average total compensation paid to directors by companies with annual sales in excess of $4 billion, as published in the Hay Consulting Group's "Directors Compensation Report" (or comparable successor report) in the calendar year immediately preceding the year in which such grant is made, which report covers compensation paid in the year ending immediately prior to the year of publication, by (ii) the average total compensation reported by Hay Consulting Group for calendar year 1994 in the previously described Report

(represented as $36,246). In the event that such Directors Compensation Report (or comparable successor report) is not published with respect to any year, the Factor shall equal one (1). The restricted shares authorized by this amendment for non-employee directors shall include a restriction period which shall not lapse until the date the recipient becomes age 55 or six months from the date the restricted shares are granted, whichever is later, subject further to the provisions of the Restricted Stock Plan regarding death, disability or normal retirement.

The proposed amendments to the Restricted Stock Plan must be approved by the holders of a majority of the outstanding Common Shares. The full text of the Restricted Stock Plan as amended may be obtained from George J. Maly, Jr., Secretary, by writing to The Mead Corporation, Courthouse Plaza Northeast, Dayton, Ohio 45463 or calling (513) 495-3148.

The Board of Directors recommends a vote FOR approval of the proposed amendments to the Restricted Stock Plan.

Amendments to Regulations

A shareholder proposal on declassification of the Board of Directors has been proposed at the 1994 and 1995 Annual Meetings. The Board of Directors has determined that the shareholders should decide whether declassification is affirmatively desired by 75% or more of the outstanding voting shares. Although the votes in favor of declassification in each of the last two years have been significantly less than the 75% affirmative vote of outstanding shares required to amend the Regulations, the majority of shares cast in each of those years voted in favor of declassification. The shareholders adopted changes to institute a classified Board of Directors in 1985. The stated reasons for adoption of the classified board at that time were to increase the likelihood of continuity and stability in both the composition of and the long-range policies formulated by the directors; and was designed to permit the Board of Directors to more effectively represent the interests of all shareholders, including responding to circumstances created by demands or actions by a minority shareholder or group. While the Board of Directors has not determined those reasons to be invalid, it does recognize there are now varied views on the efficacy of the classified board as a model of board structure.

Given the obvious desire of some shareholders to declassify the board, the Board of Directors determined to put the issue to a definitive vote this year. Further, to give the issue fair opportunity of being resolved in favor of adoption, the Board of Directors recommends a vote for the proposal. Accordingly, the Board of Directors places the following proposal on the agenda of the 1996 Shareholders Annual Meeting:

"BE IT RESOLVED: That Article II, Sections 2, 3 and 5 of the Regulations of The Mead Corporation be amended and restated as follows:

Section 2. Directors. Directors shall hold office until the annual meeting next succeeding their election or until their successors are chosen and qualified; provided, however, no director shall be required to stand for election sooner than would have been otherwise required due to participation as a member of a class of directors elected in a year prior to 1996.

Section 3. Change in Number of Directors. The whole number of directors may be changed either by the affirmative vote of the holders of record of at least 75% of the voting power of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the directors.

Section 5. Removal of Directors. No director may be removed prior to the expiration of such director's term of office, except by the affirmative vote of the holders of 75% of the voting power of the Corporation entitled to vote in the election of directors; provided, however, that unless all the directors are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors would be sufficient to elect at least one director."

The resolution must be approved by the affirmative vote of the holders of 75% of the outstanding Common Shares entitled to vote thereon in person or by proxy at the 1996 Annual Meeting to adopt the proposed amendment.

The Board of Directors recommends a vote FOR approval of the amendments to the Regulations.

Shareholder Proposal on Severance Agreements with Executive Officers

Kentucky State District Council of Carpenters, AFL-CIO Pension Fund, 632 Comanche Trail, Frankfort, KY 40601 has represented that, as of November 8, 1995, it owned 4,300 shares of Mead's common stock, and has notified Mead that it intends to introduce a resolution urging the Board of Directors seek shareholder approval for all present and future severance agreements with executive officers. To be adopted, the resolution, which is OPPOSED by the Board of Directors, would require the affirmative vote of a majority of shares entitled to vote on the proposal and held by persons present in person or by proxy at the Annual Meeting. Abstentions will, while broker nonvotes will not, be treated as "present" for purposes of the preceding sentence. Abstentions and broker nonvotes will not be counted as "affirmative votes."

The resolution reads as follows:

"BE IT RESOLVED: That the shareholders of The Mead Corporation ("Company") urge the Board of Directors to seek shareholder approval for all present and future severance agreements with executive officers."

In support of the resolution, the shareholder has submitted the following statement:

"Golden parachutes are one of the lucrative executive benefits which have contributed to the public perception that many senior executive officers of major, publicly-traded companies are more concerned with cashing in on a system designed to their advantage than the effective operation of companies. At last year's annual meeting, this proposal received 45% of the vote.

"Our Company currently has lucrative severance agreements, commonly referred to as golden parachutes, with Messrs. Mason, Karter, Palmer, Lane, Tatar and Graber that provide for compensation payments of two times (THREE TIMES for the Chairman and President) current salary and incentive compensation in the event employment is terminated after a change in control of the Company. Had the golden parachutes been triggered on December 31, 1994, payments would have been as follows: Mason, $5,495,059; Karter, $1,273,539; Palmer, $1,175,869; Lane,
$1,239,804; Tatar, $1,178,220 and Graber, $1,108,805.

"We believe golden parachutes are NOT in the best interest of shareholders because they reduce shareholder value and financially reward mismanagement. Our concerns over shareholder value are based on a 1990 study by the United Shareholders Association of 1,000 major U.S. corporations which found that the average annualized two-year return was 20 percent higher for the 559 companies whose management did not hold golden parachutes.

"Our concerns regarding rewarding mismanagement are based on the following logic. We believe a change in control of our Company will most likely occur if our Company is not managed in a way that realized the full value of its assets. If this type of mismanagement occurs and shareholders seek to protect the value of their investment by voting in a new Board of Directors or tendering their shares for an above market price, the very managers who failed to maximize shareholder value will receive a lucrative financial reward for their own mismanagement.

"We urge all shareholders to VOTE FOR this proposal urging our Board to allow shareholders to evaluate the wisdom of executives granting themselves such lucrative severance benefits."

Statement in Opposition

The Board of Directors recommends a vote AGAINST this proposal.

Mead executive officers do not grant themselves severance benefits. Under Ohio law, the Board is charged with responsibility for establishing compensation for services provided to the Company. The Board believes it should retain the ability to provide reasonable severance agreements to help enable it to attract and retain experienced and highly qualified executives. Past experience has shown that the security provided by severance agreements enables executives during a critical situation to remain focused and objective, ignore distractive efforts of executive recruiters and act decisively to maximize shareholder value. However, requiring shareholder approval of each agreement would reduce the Company's flexibility and might well make the Company less competitive in recruiting and retaining executives. This is especially true since executives at many of the companies with which Mead competes for talent offer similar types of agreements.

From a practical perspective, the Board notes that the existing agreements provide only for reasonable compensation and only to those executives who are involuntarily terminated without cause following a change in control. Mead does not have severance agreements of the type often criticized in the press which trigger payments to executives upon any change in control. In addition, any payments under Mead's agreements would be within the limits established by the Internal Revenue Code as being "reasonable compensation."

The Board of Directors and management of Mead remain committed to performance and building shareholder value. In the last several years, the Company has accomplished a number of important steps, including refocusing the Company on its core businesses, selling Mead Data Central for $1.5 billion, selling the Kingsport, Tennessee paper mill, and implementing meaningful cost reduction programs. Over the last twelve months, the Company's common stock has traded at all time highs. Contrary to the proponent's assertion, severance agreements are not related to, and do not otherwise affect, management's commitment to be the best that it can be for Mead.

This proposal was voted upon and rejected by the shareholders at the 1995 Annual Meeting.

In sum, the Board is committed to building shareholder value and, accordingly, believes it should retain the necessary means, including the granting of reasonable severance agreements, to employ the best people to enhance its ability to achieve this objective.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Other Business

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting it is intended that the holders of proxies will vote thereon in their discretion.

Independent Public Accountants

The independent certified public accounting firm of Deloitte & Touche LLP has been appointed by the Board of Directors to serve as independent public accountants for Mead and its subsidiaries for the fiscal year ending December 31, 1996. Deloitte & Touche LLP served in such capacity for the fiscal year ended December 31, 1995. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals

Any proposal by a shareholder intended for inclusion in Mead's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders must be received by Mead at Courthouse Plaza Northeast, Dayton, Ohio

45463, Attention: George J. Maly, Jr., Secretary, on or before November 15, 1996 in order to be eligible for such inclusion.

Solicitation of Proxies

The entire cost of solicitation will be borne by Mead. In addition to the use of the mails, proxy solicitations may be made by officers and employees of Mead, personally or by telephone and telegram. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Mead has retained Kissel-Blake Inc. to aid in the solicitation of proxies, for which Mead will pay an estimated $12,500. In addition, Mead will reimburse Kissel-Blake Inc., banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

By order of the Board of Directors
Steven C. Mason
Chairman of the Board



Printed on [50# New Era Matte]

                             THE MEAD CORPORATION                     APPENDIX A
                Annual Meeting of Shareholders, April 25, 1996

       The undersigned holder(s) of Common Shares of THE MEAD CORPORATION, an Ohio corporation (hereinafter referred to as the "Company"), hereby appoints John G. Breen, William E. Hoglund and Thomas B. Stanley, Jr., and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares of the undersigned entitled to vote at the Annual Meeting of the Company to be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio on Thursday, April 25, 1996 at 4:00 p.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS.
IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, EXCEPT AS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED HEREIN WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXYHOLDERS DETERMINE.
                                                              ------------
       (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) SEE REVERSE
                                                                  SIDE
                                                              ------------

[x] Please mark
    votes as in
    this example

------------------------------------------------------------------
 The Board recommends a vote FOR proposals, 1, 2, 3 and 4
------------------------------------------------------------------
1.  Election of Directors
Nominees: J. A. Krol, S. C. Mason,
P. F. Miller, Jr., L. J. Styslinger, Jr.
        FOR          WITHHELD
        ALL          FROM ALL
     NOMINEES        NOMINEES
       [  ]           [  ]

[ ]
----------------------------------------------
For all nominees except as noted above

                            FOR      AGAINST    ABSTAIN
2. To approve the 1996
   Stock Option Plan.       [ ]        [ ]        [ ]

3. To amend the
   Restricted Stock
   Plan.                    [ ]        [ ]        [ ]

4. To amend the Regu-       [ ]        [ ]        [ ]
   lations to declassify
   the Board.


----------------------------------------------
 The Board recommends a vote AGAINST
 the following shareholder proposal 5:
----------------------------------------------

                            FOR      AGAINST    ABSTAIN
5. Shareholder Proposal
   on Severance Agree-
   ments                    [ ]        [ ]        [ ]

                                                    MARK HERE
                                                    FOR ADDRESS
                                                    CHANGE AND
                                                    NOTE AT LEFT [  ]

Receipt is acknowledged of Notice of the Annual
Meeting and Proxy Statement relating thereto.
Shareholders should mark, date this proxy and sign exactly as name(s) appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.


Signature:________________________  Date:____________

Signature:________________________  Date:____________

                                                                      APPENDIX B
                             THE MEAD CORPORATION
                            1996 STOCK OPTION PLAN
                            ----------------------


Section 1.    Purposes.
----------    --------

          The purposes of The Mead Corporation 1996 Stock Option Plan (the "Plan") are (i) to provide incentives to officers, other key employees and non-employee directors of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company is largely dependent; (ii) to assist the Company in attracting and retaining key employees and non-employee directors of proven ability; and (iii) to increase the identity of interests of such key employees and non-employee directors with those of the Company's shareholders by providing such employees and directors with options to acquire Shares of the Company.

Section 2.    Definitions.
----------    -----------

          For purposes of the Plan:

          (a) "Acquisition Transaction" means a transaction of the type described in Section 9(b)(ii).

          (b) "Affiliate" means a person controlling, controlled by or under common control with the Company.

          (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (d) "Change in Composition of the Board" means an event of the type described in Section 9(b)(iv).

          (e) "Change in Control" means a transaction of the type described in
Section 9(b)(iii).

          (f) "Committee" means the committee referred to in Section 4.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Company" means The Mead Corporation, an Ohio corporation; when used in the Plan with reference to employment, "Company" shall include any Subsidiary of the Company.

          (i) "Fair Market Value" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the New York Stock Exchange -Composite Transactions Tape or, if no sale is reported for such date, then on the next preceding date for which a sale is reported.

          (j) "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422 of the Code.

          (k) "Initial Director" means a person who is a Non-Employee Director at the date of requisite approval of this Plan by the shareholders of the Company.

          (l) "Limited Right" means a right granted under Section 9 of the Plan.

          (m) "Non-Employee Director" means a member of the Board who is not also an employee of the Company.

          (n) "Nonqualified Option" means an option granted under the Plan which does not qualify as an incentive stock option under Section 422 of the Code.

          (o) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (p) "Reload Option" means a Nonqualified Option granted under Section 6(d) of the Plan.

          (q) "Share" or "Shares" means shares of common stock, without par value, of the Company.

          (r) "Subsequent Director" means a person who becomes a Non-Employee Director subsequent to the date of requisite approval of this Plan by the shareholders of the Company.

          (s) "Subsidiary" means any corporation, partnership or other person or entity at least 10% of the voting or equity interest of which is owned or controlled, directly or indirectly, by the Company.

          (t) "Tender Offer" means a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the 1934 Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

          (u) "Tax Date" means the date as of which the amount of the withholding tax payment with respect to the exercise of a Nonqualified Option is calculated.

Section 3.    Shares Subject to the Plan.
----------    --------------------------

          (a) Number of Shares.  Subject to adjustment as provided in Section
              ----------------
11, the maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of options is 4,000,000. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be issued and/or delivered under the Plan to any individual over the term of the Plan upon the exercise of options shall not exceed 400,000. Such Shares may be either authorized and unissued or treasury Shares. Any Shares (i) subject to an option which for any reason has terminated or expired or has been cancelled prior to being fully exercised or (ii) which have been received by the Company as full or partial payment for Shares purchased pursuant to Section 8(b), may again be granted pursuant to options under the Plan.

          (b) Subject to adjustment as provided in Section 11, the maximum number of Limited Rights which may be granted under the Plan is 4,000,000. Subject to adjustment as provided in Section 11, the maximum number of Limited Rights that may be granted under the Plan to any individual over the term of the Plan shall not exceed 400,000. Any Limited Rights granted under the Plan which for any reason terminate or expire or have been cancelled prior to being fully exercised may again be granted under the Plan.

Section 4.    Administration.
----------    --------------

          The Plan shall be administered by a committee (the "Committee") of the Board of Directors, consisting of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board of Directors. No director shall serve as a member of the Committee if (i) he or she does not qualify as a disin-terested person with respect to the Plan under Rule 16b-3 (or any successor provision) under the 1934 Act or (ii) he or she does not qualify as an outside director within the meaning of Section 162(m) of the Code.

          The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall in its sole discretion determine the persons to whom, and the times at which, Incentive Stock Options, Nonqualified Options, Reload Options and Limited Rights shall be granted; the number of Shares to be subject to each option; the option price per Share; and the term of each option. In making such determinations, the Committee may take into consideration each participant's present and/or potential contribution to the success of the Company and any other factors which the Committee may deem relevant and proper. Subject to the provisions of the Plan, the Committee shall also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct defects, supply omissions and reconcile any inconsistencies in the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The Committee may in its discretion change the terms of any Limited Right granted hereunder in connection with an Incentive Stock Option to permit the Limited Right to be exercisable even though the Fair Market Value of a Share on the date of exercise does not exceed the exercise price of the related option. Such determinations of the Committee shall be conclusive. A majority of the Committee shall constitute a quorum for meetings of the Committee, and the act of a majority of the Committee at a meeting, or an act reduced to or approved in writing by all members of the Committee, shall be the act of the Committee.

Section 5.    Eligibility.
----------    -----------

          From time to time during the term of the Plan, the Committee may grant one or more Incentive Stock Options, Nonqualified Options and Reload Options to any person who is then an officer or other key employee of the Company. Each Non-Employee Director shall be eligible to receive Nonqualified Options granted under the formula provision set forth in Section 7 of the Plan.

Section 6.    Terms and Conditions of Options.
----------    -------------------------------

          (a) Written Agreement.  The terms of each option granted under the
              -----------------
Plan shall be set forth in a written agreement, the form of which shall be approved by the Committee.

          (b) Terms and Conditions of General Application.  The following terms
              -------------------------------------------
and provisions shall apply to all options granted under the Plan, except to the extent otherwise provided in Sections 6(c), 6(d), 6(e), 6(f) and 7 hereof, if applicable:

              (1) No option may be granted under the Plan at an option price per Share which is less than the Fair Market Value of a Share on the date of grant.

              (2) No option may be exercised more than ten years after the date of grant.

              (3) No option shall be exercisable within one year after the date of grant. At the time an option is granted, the Committee may provide that after such one year period, the option may be exercised with respect to all Shares subject thereto, or may be exercised with respect to only a specified number of Shares over a specified period or periods.

              (4) Except as provided in Sections 6(b)(5) and 6(b)(6), an option may be exercised only if the grantee of such option has been continuously employed by the Company since the date of grant. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee in its sole discretion.

              (5) At the time an option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the grantee of the option ceases to be employed by the Company for any reason (including retirement or disability) other than death, the option will continue to be exercisable by the holder (including a transferee under Section 10 hereof) for such additional period (not to exceed the remaining term of such option) after such termination of employment as the Committee may provide.

              (6) At the time an option is granted, the Committee may provide that, if the grantee of such option dies while employed by the Company or while entitled to the benefits of any additional exercise period established by the Committee with respect to such option in accordance with
     Section 6(b)(5), then the option will continue to be exercisable by the person or persons to whom the grantee's rights with respect to such option shall have passed by will or by the laws of descent and distribution (or in accordance with the procedures set forth in Section 10 hereof) for such additional period after death (not to exceed the remaining term of such option) as the Committee may provide.

              (7) At the time an option is granted, the Committee may provide for any restriction or limitation on the exercise of such option and/or for any restriction or limitation on the transferability of the Shares issuable upon the exercise of such option as it may deem appropriate.

          (c) Additional Provisions Applicable to Incentive Stock Options.  The
              -----------------------------------------------------------
following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:

              (1) No Incentive Stock Option shall be granted to an officer or other employee who possesses directly or indirectly (within the meaning of Section 424(d) of the Code) at the time of grant more than 10% of the voting power of all classes of shares of the Company or of any parent corporation or any corporation, 50% or more of the voting stock of which is owned or controlled, directly or indirectly, by the Company, unless the option price is at least 110% of the Fair Market Value of the Shares subject to the option on the date the option is granted and the option is not exercisable after the expiration of five years from the date of grant.

              (2) The aggregate Fair Market Value (determined on the date an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all of the plans of the Company and any Subsidiary and any parent corporation) shall not exceed $100,000, or such other maximum amount permitted by the Code.

              (3) Any Stock Option granted under the Plan may contain a feature providing for, upon the exercise thereof, the grant of a Reload Option subject to and in accordance with the terms and conditions set forth in
     Section 6(d) below.

          (d) Additional Provisions Applicable to Reload Options.  Whenever the
              --------------------------------------------------
grantee of any option containing a reload feature (the "Original Option") outstanding under this Plan exercises such Original Option, the grantee of such Original Option (except as provided in Section 6(d)(5) below) shall be granted on the date of such exercise (the "Reload Date") a new Option (the "Reload Option") for a number of Shares (the "Original Shares") equal to the number of Shares subject to the Original Option being exercised less the number of Shares subject to the Original Option which are (A) withheld by the Company as full or partial payment of the option price for such Original Option, (B) otherwise disposed of for purposes of having the proceeds applied for such purpose or (C) withheld by the Company for purposes of tax withholding in accordance with
Section 8(d) hereof. The following additional terms and provisions shall apply to Reload Options granted under the Plan, notwithstanding any provision of
Section 6(b) to the contrary:

              (1)  Option Price.  The option price per Share covered by a Reload
                   ------------
     Option shall be an amount equal to the Fair Market Value per Share as of the Reload Date.

              (2)  Expiration Date.  Subject to Section 6(d)(4) below, the
                   ---------------
     option exercise period shall expire on, and the Reload Option shall no longer be exercisable following, the tenth anniversary of the Reload Date.

              (3)  Vesting Period.  Reload Options granted under this Section
                   --------------
     6(d) shall vest and become exercisable with respect to all Shares covered thereby on the third anniversary of the Reload Date, subject to Section 6(f) hereof.

              (4)  Automatic Cancellation.  Except as otherwise provided in the
                   ----------------------
     agreement evidencing a Reload Option, a Reload Option shall be immediately cancelled (without any action taken by the Company) with respect to that number of Shares subject to such Reload Option (such number of Shares being determined in accordance with the succeeding sentence), effective immediately upon any sale, disposition or purported assignment or transfer of any or all of the Original Shares subject to the Original Option prior to the third anniversary of the Reload Date. The number of Shares subject to the Reload Option so cancelled shall equal the number of Original Shares subject to the Original Option so sold, disposed of, assigned or transferred prior to the third anniversary of the Reload Date; provided,
                                                                    --------
     however, that such Shares subject to the Reload Option shall not be
     -------
     cancelled if such Original Shares are used in connection with the exercise of another option with respect to which Section 6(d) hereof applies.

              (5)  Active Employee.  No Reload Option shall be granted to any
                   ---------------
     person who is not employed by the Company at the time of exercise of an Original Option.

          (e) Waiver of Terms.  Subject to the ten-year limitation in Section
              ---------------
6(b)(3), the Committee may waive or modify at any time, either before or after the granting of an option (including a Reload Option but excluding any option granted under Section 7 hereof) any condition or restriction with respect to the exercise of such option imposed by or pursuant to this Section 6 in such circumstances as the Committee may deem appropriate (including, without limitation, in the event the holder retires with the approval of the Company, or in the event of a proposed Acquisition Transaction, a Change in Control, Tender Offer for Shares, or other similar transaction involving the Company).

          (f) Acceleration Upon Certain Events.  Notwithstanding any other
              --------------------------------
provision of the Plan to the contrary, in the event of a Tender Offer (other than an offer by the Company) for Shares pursuant to which the offeror acquires Shares, or in the event of an Acquisition Transaction, a Change in Control or a Change in Composition of the Board, all outstanding options granted hereunder (including Reload Options and options granted pursuant to Section 7 below) shall become exercisable in full (whether or not otherwise exercisable) effective on the date of the first purchase of Shares pursuant to the Tender Offer, or the date of shareholder approval of the Acquisition Transaction, or the date of filing of the Schedule 13D or shareholder authorization of the control share acquisition giving rise in either case to the Change in Control, or the date of the Change in Composition of the Board, as the case may be (the occurrence of any such event is hereinafter referred to as an "Acceleration"); provided, however, that no option shall be exercisable under this subpart (f) until six months after the date of grant.

Section 7.    Non-Employee Directors Formula Options.
----------    --------------------------------------

          The following additional terms and provisions of this Section 7 shall apply to grants of options to Non-Employee Directors under the Plan, notwithstanding any provision of Section 6(b) to the contrary. The provisions of this Section 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

          (a) General.  Non-Employee Directors shall receive Nonqualified
              -------
Options under the Plan. The option price per Share shall equal the Fair Market Value of a Share on the date of grant.

          (b) Initial Grants to Initial Directors.  Upon the requisite approval
              -----------------------------------
of the Plan by the shareholders of the Company, each Initial Director shall be granted automatically an option to purchase 300 Shares.

          (c) Initial Grants To Subsequent Directors.  Each Subsequent Director
              --------------------------------------
shall, at the time such director becomes a Non-Employee Director, be granted automatically an option to purchase 300 Shares.

          (d) Subsequent Grants To Directors.  On January 3rd of each year
              ------------------------------
beginning on January 3, 1997, each continuing Initial Director shall be granted automatically an option to purchase a number of Shares determined below. On January 3rd of each year subsequent to a Subsequent Director's becoming a Non-Employee Director, each Subsequent Director shall be granted automatically an option to purchase a number of Shares determined below. The number of Shares subject to each grant made pursuant to this paragraph (d) shall equal the product obtained by multiplying (w) 300, by (x) an adjustment factor (the "Factor"). The Factor shall equal the quotient obtained by dividing (y) the "base line number" for average "total compensation" paid to directors by companies with annual sales in excess of $4 billion, as published in the Hay Consulting Group's "Directors Compensation Report" (or comparable successor report) in the calendar year immediately preceding the year in which such grant is made, which report covers compensation paid in the year ending immediately prior to the year of publication, by (z) $36,246. In the event that such Directors Compensation Report (or comparable successor report) is not published with respect to any year, the Factor shall equal one (1).

          (e) Exercisability.  Subject to Section 6(f) hereof, each option
              --------------
granted under this Section 7 shall be exercisable as to 100 percent of the Shares covered by the option on the first anniversary of the date the option is granted.

          (f) Termination.  Upon the termination of a Non-Employee Director
              -----------
from such position, for any reason, after such director has attained either age 70 or ten (10) years of service as a director of the Company (whether or not as a Non-Employee Director), each option granted to such Non-Employee Director pursuant to this Section 7 which is exercisable at the time of such termination shall remain exercisable for the remainder of its term. Upon the termination of a Non-Employee Director from such position, for any reason, prior to the attainment of age 70 or ten (10) years of service as a director of the Company (whether or not as a Non-Employee Director), all options granted to such Non-Employee Director pursuant to this Section 7 which are exercisable at the time of such termination shall remain exercisable for a period of one year following the date of such termination, but in no event may the term of an option be extended beyond its expiration date. Each option granted pursuant to this Section 7 which is not exercisable at the time of such termination shall be immediately cancelled.

Section 8.    Exercise of Options.
----------    -------------------

          (a) Notice of Exercise.  The holder of an option granted under the
              ------------------
Plan may exercise all or part of such option by giving written notice of exercise to the Committee or its designee; provided, however, that an option may not be exercised for a fraction of a Share. No holder of an option nor such holder's legal representatives, legatees, transferees or distributees will be, or will be deemed to be, a holder of any Shares covered by such option unless and until the option shall have been exercised in accordance with the Plan.

          (b) Payment of Option Price.  The option price for Shares with respect
              -----------------------
to which an option is exercised shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Committee or its designee receives written notice of exercise, together with full payment for the Shares purchased. The option price shall be paid to the Company either in cash or Shares (including Shares withheld from the Shares otherwise receivable by the option holder upon the exercise of the option) having a Fair Market Value equal to the option price (or a combination of cash and Shares such that the sum of the Fair Market Value of the Shares plus the cash equals the option price). The Committee shall have the authority, subject to such conditions and procedures that it deems necessary and advisable, to authorize the use of a cashless exercise procedure with a registered broker/dealer.

          (c) Payment in Cancellation of Option.  The Committee shall have the
              ---------------------------------
authority in its sole discretion to authorize the payment to an option holder (with the consent of such holder), in exchange for the cancellation of all or a part of such holder's option (other than an option granted under Section 7 hereof), of cash in an amount per Share not to exceed the difference between the aggregate Fair Market Value on the date of such cancellation of the Shares and the aggregate option price of such Shares; provided, however, that if an Acceleration has occurred, for purposes of this subparagraph, "Fair Market Value" on the date of such cancellation shall be calculated in the same manner as the "exercise value" of a Limited Right would be calculated under Section 9(c) with respect to such date (whether or not any Limited Rights are actually outstanding).

          (d) Tax Withholding.  With the approval of the Committee, the holder
              ---------------
of a Nonqualified Option may elect to have the Company retain from the Shares to be issued upon the exercise of such option Shares having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made by the holder with respect to the exercise of the option (up to a maximum amount determined by the holder's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the right of a holder to elect to have the Company retain Shares in satisfaction of withholding payments; provided, however, that, in any event, any such election made by a person subject to Section 16(b) of the 1934 Act must be made in accordance with any applicable rules established under such section.

Section 9.    Limited Rights.
----------    --------------

          (a) Grant of Limited Rights.  The Committee may grant Limited Rights
              -----------------------
with respect to any option granted under the Plan (other than an option granted under Section 7) either at the time the option is granted or at any time thereafter prior to the exercise, cancellation, termination or expiration of such option. The number of Limited Rights covered by any such grant shall not exceed, but may be less than, the number of Shares covered by the related option. The term of any Limited Right shall be the same as the term of the option to which it relates. The right of a holder to exercise a Limited Right shall be cancelled if and to the extent a related option is exercised, and the right of a holder to exercise an option shall be cancelled if and to the extent a related Limited Right is exercised.

          (b) Events Permitting Exercise of Limited Rights.  A Limited Right
              --------------------------------------------
shall be exercisable only if and to the extent that the related option is exercisable; provided, however, that notwithstanding the foregoing, (x) a Limited Right shall not be exercisable during the first six months of its term, and (y) in the case of a Limited Right issued in connection with an Incentive Stock Option, such Limited Right shall not be exercisable unless the Fair Market Value of a Share on the date of exercise exceeds the exercise price of a Share subject to the related option. A Limited Right which is otherwise exercisable may be exercised only during the following periods:

            (i) during a period of 30 days following the date of expiration of a Tender Offer (other than an offer by the Company) for Shares, if the offeror acquires Shares pursuant to such Tender Offer;

            (ii) during a period of 30 days following the date of approval by the shareholders of the Company of a definitive agreement: (x) for the merger or consolidation of the Company into or with another corporation, if the Company will not be the surviving corporation or will become a subsidiary of another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or
(y) for the sale of all or substantially all of the assets of the Company (each of the foregoing transactions is hereinafter referred to as an "Acquisition Transaction");

            (iii) during a period of 30 days following: (x) the date upon which the Company is provided a copy of a Schedule 13D (filed pursuant to Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) indicating that any person or group (as such terms are defined in Section 13(d)(3) of the 1934 Act) has become the beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of 20% or more of the outstanding voting shares of the Company or (y) the date of authorization, by both a majority of the voting power of the Company and a majority of the portion of such voting power excluding the voting power of interested shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code) (each of the foregoing transactions is hereinafter referred to as a "Change in Control"); and

            (iv) during a period of 30 days following a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors (such a change in composition is hereinafter referred to as a "Change in Composition of the Board").

          (c) Exercise of Limited Rights.  Upon exercise of a Limited Right, the
              --------------------------
holder thereof shall receive from the Company a cash payment equal to the excess of: (x) the aggregate "exercise value" on the date of exercise (determined as provided below) of that number of Shares as is equal to the number of Limited Rights being exercised over (y) the aggregate exercise price under the related option of that number of Shares as is equal to the number of Limited Rights being exercised. A holder shall exercise a Limited Right by giving written notice of such exercise to the Committee. A Limited Right shall be deemed exercised on the date the Committee receives such written notice.

          The "exercise value" of a Limited Right on the date of exercise shall be:

            (i) in the case of an exercise during a period described in Section 9(b)(i), the highest price per Share paid pursuant to any Tender Offer which is in effect at any time during the 60-day period prior to the date on which the Limited Right is exercised;

            (ii) in the case of an exercise during a period described in Section 9(b)(ii), the greater of: (x) the highest sale price of a Share during the 30-day period prior to the date of shareholder approval of the Acquisition Transaction, as reported on the New York

Stock Exchange - Composite Transactions Tape, or (y) the highest fixed or formula per Share price payable pursuant to the Acquisition Transaction (if determinable on the date of exercise);

            (iii)  in the case of an exercise during a period described in
Section 9(b)(iii), the greater of: (x) the highest sale price of a Share during the 30-day period prior to the date the Company is provided with a copy of the
Schedule 13D, or the date of authorization of the control share acquisition, as reported on the New York Stock Exchange - Composite Transactions Tape, or (y) the highest acquisition price of a Share shown on such Schedule 13D or to be paid in such control share acquisition; and

            (iv)  in the case of an exercise during a period described in
Section 9(b)(iv), the highest sale price of a Share during the 30-day period prior to the date of the Change in Composition of the Board, as reported on the New York Stock Exchange - Composite Transactions Tape.

Notwithstanding the foregoing, in no event shall the exercise value of a Limited Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right for purposes of Section 422 of the Code and the regulations and interpretations issued pursuant thereto. Any securities or property which form part or all of the consideration paid for Shares pursuant to a Tender Offer or Acquisition Transaction shall be valued at the higher of (1) the valuation placed on such securities or property by the person making such Tender Offer or the other party to such Acquisition Transaction, or (2) the value placed on such securities or property by the Committee.

          (d) Compliance with Law.  The exercise of Limited Rights by directors
              -------------------
and officers of the Company shall be subject to, and comply with, the applicable requirements of Rule 16b-3(e) under the 1934 Act (or any successor provision), as the same may be amended, modified or superseded from time to time.

Section 10.   Transfers Upon Death; Nonassignability.
-----------   --------------------------------------

          Except as provided in this Section 10, options granted under the Plan may not be sold, pledged, assigned, hypothecated or transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the grantee only by such grantee or by his guardian or legal representative.

          Upon the death of an option holder, outstanding options held by such holder may be exercised only by the executor or administrator of the holder's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

          Subject to such conditions as the Committee may prescribe, during an option grantee's lifetime, the Committee may permit the transfer or assignment of an outstanding option by such grantee; provided, that such transfer or assignment shall not apply to (y) an option which is an Incentive Stock Option (but only if nontransferability is necessary in order for the option to qualify as an Incentive Stock Option) and (z) an option granted to a person subject to Section l6 of the l934 Act (but only if nontransferability is necessary in order for the option to qualify for the exemption under Rule l6b-3 of the l934 Act).

Section 11.   Adjustments Upon Changes in Capitalization.
-----------   ------------------------------------------

          In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, or in the event of any similar corporate transaction which the Committee determines requires the adjustments described herein, the maximum number of Shares subject to option during the existence of the Plan, the number of Limited Rights which may be granted under the Plan, the number of Shares subject to, and the option price of, each outstanding option, the maximum number of Shares or Limited Rights which may be granted to any individual over the term of the Plan, the number of Limited Rights outstanding, the Fair Market Value of a Share on the date a Limited Right is granted, and the like shall be appropriately adjusted by the Committee (disregarding any fractional Shares resulting therefrom), whose determination in each case shall be conclusive.

Section 12.   Conditions Upon Granting and Exercise of Options and Limited
-----------   ------------------------------------------------------------
              Rights and Issuance of Shares.
              -----------------------------

          No option or Limited Right shall be granted, no option or Limited Right shall be exercised and Shares shall not be issued or delivered upon the exercise of an option unless the grant and exercise thereof, and the issuance and/or delivery of Shares pursuant thereto, or the payment therefor, shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares then may be listed.

Section 13.   Amendment and Termination of Plan.
-----------   ---------------------------------

          (a) Amendment.  The Board of Directors may from time to time amend the
              ---------
Plan, or any provision thereof, in such respects as the Board of Directors may deem advisable; provided, however, that any such amendment shall be approved by the holders of Shares by such vote and otherwise in compliance with applicable federal or state law (including Rule 16b-3 (or any successor provision) under the 1934 Act) or the requirements of any stock exchange upon which the Shares may then be listed.

          (b) Termination.  The Board may at any time terminate the Plan.
              -----------

          (c) Effect of Amendment or Termination. No amendment to or termination
              ----------------------------------
of the Plan shall adversely affect any option or Limited Right previously granted under the Plan without the consent of the holder thereof.

Section 14.   Notices.
-----------   -------

          Each notice relating to this Plan shall be in writing and delivered in person or by mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered or mailed, except for a notice of exercise given in accordance with Section 8(b), which shall be deemed to have been given on the date it is received by the Committee with payment of the option price. Each notice to the Committee shall be addressed as follows: The Mead Corporation, Mead World Headquarters, Courthouse Plaza Northeast, Dayton, Ohio 45463, Attention:
Compensation Committee. Each notice to the holder of an option or other person or persons then entitled to exercise an option shall be addressed to such person or persons at the holder's address as set forth in the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the party to that effect.

Section 15.   Benefits of Plan.
-----------   ----------------

          This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All rights and obligations imposed upon the holder of an option and all rights granted to the Company under this Plan shall be binding upon such holder's heirs, legal representatives and successors.

Section 16.   Pronouns and Plurals.
-----------   --------------------

          All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

Section 17.   Shareholder Approval and Term of Plan.
-----------   -------------------------------------

          The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the Shares entitled to vote thereon held by shareholders present in person or by proxy at any shareholders' meeting at which a quorum is present. The Plan shall expire on September 30, 2005, unless sooner terminated in accordance with Section 13.

Section 18.   Interpretation.
-----------   --------------

          The Plan is designed and intended to comply with Rule 16b-3 promulgated under the 1934 Act and Section 162(m) of the Code and all provisions hereof shall be construed in a manner to so comply.

                                                                      APPENDIX C

                             THE MEAD CORPORATION

                             RESTRICTED STOCK PLAN
                             ---------------------


ARTICLE I.  GENERAL PROVISIONS
----------  ------------------


     Section 1.  Purpose.  The purpose of The Mead Corporation Restricted Stock
     ----------  --------
Plan (the "Plan") is to provide certain compensation to eligible directors and employees in the form of Common Shares ("Shares") of The Mead Corporation (the "Company") which are restricted in accordance with the terms and conditions set forth below and to encourage the continued high level of performance of such directors and employees by increasing the identity of interests of such directors and employees with the shareholders of the Company. The Plan is intended to be an unfunded program established for the purpose of providing compensation for eligible directors and a select group of management employees and is exempt from Parts 1 through 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     Section 2.  Definitions.  For purposes of the Plan, the following terms
     ----------  ------------
shall have the following meanings:

     (a)    "Board of Directors" means the Board of Directors of the Company.

     (b)    "Change in Control" means the occurrence of any of the following:
(i) any "person" or "group" within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than 25% of the then outstanding voting shares of the Company otherwise than through a transaction arranged by, or consummated with the prior approval of, the Board of Directors, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

     (c) "Committee" means the Compensation Committee of the Board of Directors.

     (d) "Company" means The Mead Corporation; however, when used with reference to employment, "Company" also includes any corporation, partnership or other person or entity at least 10% of the voting or equity interest of which is owned or controlled, directly or indirectly, by the Company.

     (e) "Eligible Director" means any director of the Company who is not also an employee of the Company.

     (f) "Eligible Employee" means any employee of the Company selected by the Committee.

     (g) "Grant Date" means the date on which Restricted Shares are to be granted pursuant to Article II, Section 1.

     (h) "Market Value" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the New York Stock Exchange - Composite Transactions Tape (or other similar source) or, if no sale is reported for such date, then on the next preceding date for which a sale is reported.

     (i) "Participant" means any individual who holds Restricted Shares granted under the Plan.

     (j) "Restriction Period" means (i) in the case of Restricted Shares granted pursuant to Article II. Section 1(a) or (b), the period of five years from the date the Restricted Shares are granted, (ii) in the case of Restricted Shares granted pursuant to Article II. Section 1(c), the date the grantee becomes age 55 or six months from the date the Restricted Shares are granted, whichever is later, and (iii) in the case of Restricted Shares granted pursuant to Article III, the period of six months or longer (as determined by the Committee) from the date Restricted Shares are granted.

     (k) "Restricted Shares" means any Shares issued or delivered pursuant to the Plan which remain subject to the restrictions set forth in Article I,
Section 5 of the Plan.

     (l)    "Shares" means the Common Shares, without par value, of the Company.

     Section 3.  Administration.  (a) The Plan shall be administered by the
     ----------  ---------------
Committee. Subject to the express provisions of the Plan, the Committee and the Board of Directors shall each have authority to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee or the Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Committee or the Board of Directors on any matters within the scope of this section shall be conclusive. A majority of the Committee shall constitute a quorum for meetings of the Committee, and the act of a majority of the Committee at a meeting, or an act reduced to or approved in writing by all members of the Committee, shall be the act of the Committee.

In the case of Restricted Shares granted pursuant to Article III, the Committee may in its discretion impose additional conditions or restrictions as to the attainment of specified performance goals during the Restriction Period for all or a portion of the shares or all or a portion of the years in the Restriction Period.

     (b) The Committee may waive or modify at any time any condition or restriction (including, without limitation, any of the restrictions set forth in Article I, Section 5) with respect to any Restricted Shares issued pursuant to
Article III.

     Section 4.  Shares Subject to the Plan.  Subject to adjustment as provided
     ----------  ---------------------------
in Section 1 of Article IV, the maximum number of Shares which may be granted as Restricted Shares under the Plan is 500,000; the maximum number of Shares which may be granted as Restricted Shares to any individual pursuant to Section 2 of
Article II is 20,000; and, the maximum number of Shares which may be granted as Restricted Shares to any eligible employee pursuant to Article III is 150,000. Shares granted as Restricted Shares under the Plan may be authorized and unissued Shares or Shares held in the Company's treasury. Any Shares which are granted as Restricted Shares under the Plan and which are thereafter forfeited by the participant may again be granted under the Plan as Restricted Shares.

     Section 5.  Terms and Conditions of Restricted Shares.  (a) Subject to the
     ----------  ------------------------------------------
provisions of paragraph (b) of this Section 5, Restricted Shares issued pursuant to the Plan shall be subject to the following restrictions:

     (i) the Participant shall not be entitled to receive delivery of the certificate for such Restricted Shares until the expiration of the Restriction Period;

     (ii) such Restricted Shares shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period; and

     (iii) all such Restricted Shares shall be forfeited and all right of the Participant to such Restricted Shares shall terminate without further obligations on the part of the Company if the Participant ceases to be a director of the Company (in the case of a Participant who received Restricted Shares as an Eligible Director) or an employee of the Company (in the case of a Participant who received Restricted Shares as an Eligible Employee) prior to the end of the Restriction Period.

Upon the forfeiture of Restricted Shares, such Shares shall be returned to the status of authorized and unissued Shares or treasury Shares, as determined by the Committee.

     (b) Notwithstanding the provisions of paragraph (a) of this Section 5, in the event a Participant ceases to be a director of the Company (in the case of a Participant who received Restricted Shares as an Eligible Director) or an employee of the Company (in the case of a Participant who received Restricted Shares as an Eligible Employee) prior to the end of a Restriction Period as a result of such Participant's death, disability or normal retirement in accordance with the Company's policies, then the restrictions set forth in paragraph (a) of this Section 5 shall immediately cease to apply to (and all rights of the Participant shall immediately vest with respect to):

     (i) all of the Restricted Shares, if any, registered in the name of such Participant which were granted pursuant to Section 1(c) or 2 of Article II of the Plan or Article III of the Plan;

     (ii) a number of the Restricted Shares, if any, registered in the name of such Participant which were granted pursuant to Section 1(a) of Article II of the Plan (rounded to the nearest whole share) determined as if such restrictions had ceased with respect to 20% of such Restricted Shares on the date on which such Restricted Shares were granted and on each anniversary of such date occurring prior to the Participant's death, disability or retirement; and

     (iii) a number of the Restricted Shares, if any, registered in the name of such Participant which were granted pursuant to Section 1(b) of Article II of the Plan (rounded to the nearest whole share) equal to the number of Restricted Shares which on the date such Restricted Shares were granted had a Market Value equal to the product of $7,500 times the number of full or partial calendar years expiring since such Restricted Shares were granted and prior to the Participant's death, disability or retirement.

In any event, all such Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligations on the part of the Company if the Participant, directly or indirectly, individually or as an agent, officer, director, employee, shareholder (excluding being the holder of any stock which represents less than 1% interest in a corporation), partner or in any other capacity whatsoever engages prior to the time such restrictions cease to apply in any activity competitive with or adverse to the Company's business or in the sale, distribution, production or attempted sale or distribution of any goods, products or services then sold or being developed by the Company.

     (c) Upon the occurrence of a Change in Control, all of the restrictions set forth in this Section 5 shall immediately cease to apply to all Restricted Shares issued pursuant to the Plan, except to the extent that the lapse of such restrictions would, in the opinion of counsel selected by the Company's independent auditors, constitute "parachute payments" within the meaning of
Section 280G(b)(2)(A) of the Internal Revenue Code (the "Code") and, when added to any other "parachute payments" which would be received by the Participant pursuant to the terms of any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person, would be subject to the tax imposed by Section 4999 of the Code.

     (d) At the end of the Restriction Period, or at such earlier time as it is provided for in paragraphs (b) or (c) of this Section 5, the restrictions applicable to the Restricted Shares pursuant to this Section 5 shall cease and a share certificate for the number of Restricted Shares with respect to which the restrictions have ceased shall be delivered, free of all such restrictions and all restrictive legends, to the Participant or the Participant's beneficiary or estate, as the case may be.

     (e) If required by the Committee, each grant of Restricted Shares shall be evidenced by a written agreement between the Company and the Participant.

     (f) In the event that the restrictions set forth in paragraph (a) of this Section 5 shall cease to apply to any Restricted Shares granted to Eligible Employees subject to Section 16 of the Act prior to the date which is six months after the date of grant of such Restricted Shares, then, notwithstanding any provision to the contrary in this Section 5, the restrictions set forth in paragraphs (a)(i) and (a)(ii) of this Section 5 shall continue in effect until the date which is six months after the date of such grant.

     (g) Notwithstanding any provision to the contrary in this Section 5, but subject nonetheless to paragraph (c) of this Section 5, in the case of Restricted Shares granted pursuant to Article III, if the Participant fails to attain specified performance goals set forth with respect to such Restricted Shares during the Restriction Period, the Participant will forfeit such Restricted Shares to the extent specified in the grant of such Restricted Shares and the right of the Participant to such Restricted Shares shall terminate to the extent specified in the grant of such Restricted Shares without any further obligations on the part of the Company.

     Section 6.  Rights as a Shareholder.
     ----------  ------------------------
     (a)    Upon the grant of Restricted Shares pursuant to Article II or
Article III of the Plan, the Company shall issue a share registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws:

     "The transferability of this certificate and the Common Shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against sale, assignment, transfer, pledge, hypothecation and other disposition) set forth in The Mead Corporation Restricted Stock Plan. Copies of such Plan will be mailed to any shareholder without charge within five days after receipt of written request therefor address to Secretary, The Mead Corporation, Mead World Headquarters, Courthouse Plaza Northeast, Dayton, OH 45463."

Each such share shall be retained by the Company until the restrictions set forth in Article I, Section 5(a) cease to apply to the Shares.

     (b) Upon the issuance of Restricted Shares pursuant to paragraph (a) of this Section 6, the Participant shall, subject to all of the terms, conditions and restrictions set forth in the Plan, have all of the rights of a holder of Shares, including the right to vote and to receive dividends and other distributions with respect thereto.


ARTICLE II.  RESTRICTED SHARES FOR ELIGIBLE DIRECTORS
-----------  ----------------------------------------

     Section 1.  Grant of Restricted Shares to Eligible Directors.  (a) On the
     ----------  -------------------------------------------------
third business day of January, 1988 and on each fifth anniversary of such date during the term of the Plan, (each such date is hereinafter referred to as a

"Grant Date"), the Company shall grant a number of Restricted Shares to each then Eligible Director determined by dividing $37,500 by the Market Value of a Share on the Grant Date (rounded to the nearest whole shares).

     (b) If during the term of the Plan any person becomes an Eligible Director on a date other than a Grant Date, the Company shall grant such person a number of Restricted Shares determined by dividing $37,500 (less the product of $7,500 times the number of full years since the last Grant Date) by the Market Value of a Share (rounded to the nearest whole share) on the date of such person's election to the Board of Directors.

     (c) Each Eligible Director shall automatically receive a grant of a number of Restricted Shares of the Company equal to the quotient obtained by dividing (i) 5,000, by (ii) the Market Value per Share on the date the Plan, as amended, is approved by the Shareholders (the "Initial Grant"). Thereafter, on the third business day of January, 1997 and on each annual anniversary of such date during the term of the Plan, the Company shall grant and each Eligible Director shall automatically receive a number of Restricted Shares which shall equal the product obtained by multiplying the Initial Grant by an adjustment factor (the "Factor"). The Factor shall equal the quotient obtained by dividing
(y) the base line number for average total compensation paid to directors by companies with annual sales in excess of $4 billion, as published in the Hay Consulting Group's "Directors Compensation Report" (or comparable successor report) in the calendar year immediately preceding the year in which such grant is made, which report covers compensation paid in the year ending immediately prior to the year of publication, by (z) 36,246. In the event that such Directors Compensation Report (or comparable successor report) is not published with respect to any year, the Factor shall equal one (1).

     Section 2.  Election to Receive Compensation as Restricted Shares. (a) Not
     ----------  ------------------------------------------------------
later than June 1 of each year during the term of the Plan, the Committee shall cause each Eligible Director to be furnished with an appropriate form which enables the director to elect to receive payment in Restricted Shares of a minimum of 20% up to a maximum of 100% (in increments of 10%) of the annual retainer fee to be earned by such director for service on the Board of Directors during the following calendar year which is paid on or after the first day of such calendar year. In order to be effective, the election form must be signed by the director and must be returned to the Committee or its delegate not later than July 1 of the year prior to the year with respect to which the election is being made. All such elections are irrevocable.

     (b) A new Eligible Director may, by filing the prescribed election form, elect to receive the annual retainer fee as Restricted Shares as provided in paragraph (a) of this Section 2 only if the election form is signed and filed at least six months prior to the date of payment of the annual retainer fee to such director.

     (c) If an Eligible Director has elected to receive all or a portion of the annual retainer fee as Restricted Shares as provided in this Section 2, then on the date such fee would otherwise be payable, the Company shall grant to such director a number of Restricted Shares determined by dividing the compensation so to be received by the Market Value of a Share on such date such other compensation would otherwise be payable (rounded to the nearest whole share).


ARTICLE III.  RESTRICTED SHARES FOR ELIGIBLE EMPLOYEES
------------  ----------------------------------------

     Section 1.  Grant of Restricted Shares to Eligible Employees.  From time to
     ----------  -------------------------------------------------
time during the term of the Plan, the Committee may determine that Restricted Shares shall be granted to Eligible Employees either as payment for all or a portion of the compensation to be paid to any Eligible Employee pursuant to the Company's incentive compensation plans, or for any other reason consistent with the purposes of the Plan. Restricted Shares to be granted as payment for all or a portion of incentive compensation shall be granted on the date the compensation is awarded, and the number of Restricted Shares so granted shall be determined by dividing the amount of such compensation by the Market Value of a Share on the date the compensation is awarded (rounded to the nearest whole Share).

ARTICLE IV.  MISCELLANEOUS
-----------  -------------

     Section 1.  Adjustments Upon Changes in Capitalization.  Upon any change in
     ----------  -------------------------------------------
the outstanding Shares by virtue of a share dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar change, the number of Restricted Shares which may be granted under the Plan (or the class of shares which may be granted as Restricted Shares) shall be adjusted appropriately by the Committee, whose determination with respect to such adjustment shall be conclusive. Unless the Committee shall otherwise determine, any securities and other property received by a Participant in connection with or as a result of any such change with respect to Restricted Shares (excluding dividends paid in cash) shall be subject to the restrictions then applicable to Restricted Shares under the Plan (including forfeiture), and shall be deposited promptly with the Company to be held in custody until the restrictions cease to apply to the Restricted Shares to which such securities or other property relates.

Notwithstanding the foregoing, however, in the event any rights to purchase Shares are issued pursuant to the Company's Shareholder Rights Plan (or any successor plan) with respect to Restricted Shares, such rights shall cease to be subject to the restrictions applicable to the underlying Restricted Shares at such time, if any, as such rights become exercisable.

     Section 2.  Compliance with Laws.  The issuance or delivery of Shares
     ----------  ---------------------
pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto, and the Company shall not be obligated to issue or deliver any Shares pursuant to the Plan if such issuance or delivery would violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Shares under any such law or regulation.

   Section 3.   Amendment and Termination.  (a) The Board of Directors may from
   ----------   --------------------------
time to time amend the Plan, or any provision thereof, in such respects as the Board of Directors may deem advisable; provided, however, that any such amendment must be approved by the holders of Shares entitling them to exercise a majority of the voting power of the Company if such amendment would:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the aggregate number of Shares which may be issued and/or delivered or the number of Shares which may be granted to any individual under the Plan;

          (iii) materially modify the requirements as to eligibility for participation in the Plan.

          (b) The Plan shall terminate and no additional Restricted Shares shall be granted under the Plan after September 30, 2005; provided, however, that the Board of Directors may earlier terminate the Plan at any time.

          (c) No amendment to or termination or expiration of the Plan shall adversely affect any Restricted Shares previously granted under the Plan without the consent of the holder thereof.

          (d) Notwithstanding paragraph (a) of this Section 3, the provisions of Section 1 of Article II may not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

   Section 4.   Notices.  Each notice relating to the Plan shall be in writing
   ----------   --------
and delivered in person or by mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered or mailed except that an election to receive compensation as Restricted Shares pursuant to Article II,
Section 2 shall be deemed to have been given on the date it is received by the Committee. Each notice to the Committee shall be addressed as follows: The Mead Corporation, Mead World Headquarters, Courthouse Plaza Northeast, Dayton, Ohio 45463, Attention: Secretary. Each notice to a Participant shall be addressed to the Participant's address as set forth in the records of the Company. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the Company or to the Participants, as the case may be.

   Section 5.   Benefits of Plan.  The Plan shall inure to the benefit of, and
   ---------    -----------------
shall be binding upon, each successor and assign of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon such Participant's heirs, legal representatives and successors. Nothing in the Plan shall be deemed to create any obligation on the part of the Company to nominate any director for re-election or to continue the employment of any employee.

   Section 6.   Taxes.  (a)  The Company shall have the right to require, prior
   ----------   ------
to the issuance or delivery of any Restricted Shares, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Restricted Shares.

            (b) On any date on or after January 1, 1994 that restrictions applicable to Restricted Shares granted (or to be granted) hereunder shall have ceased pursuant to Article I, Section 5 (the "Lapse Date"), and with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") on any date thereafter through the end of the next following period (the "Window Period") specified in Rule 16b-3(e)(3) (or any successor rule) under the 1934 Act, the Participant to whom such Restricted Shares were granted may elect to have the Company retain, from the Restricted Shares to be delivered at the end of the Restriction Period, Shares having a Market Value on the date of delivery equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made by the Participant with respect to ceasing of the restrictions (up to the maximum amount determined by the Participant's top marginal tax rate) in lieu of making such payments in cash; provided that such election may also be made in advance of the Lapse Date and will be effective on the date specified in the notice of election (subject, as applicable, to Section 16 of the 1934 Act), and further provided that, with respect to a Lapse Date that has occurred or will occur between January 1, 1994 and October 28, 1994, the election may be made by persons subject to and in accordance with Section 16 of the 1934 Act through the end of the first Window Period which commences on, includes or follows October 28, 1994. The Committee may establish from time to time rules or limitations with respect to the right of a Participant to elect to have the Company retain Restricted Shares in satisfaction of withholding payments; provided, however, that, in any event, any such rules or limitations must be in accordance with
Section 16 of the 1934 Act and any applicable rules established under such Section.

     Section 7.  Governing Law.  All grants of Restricted Shares shall be made
     ----------  --------------
and accepted in the State of Ohio. The laws of the State of Ohio shall control the interpretation and performance of the provisions of the Plan.

     Section 8.  Effective Date of the Plan.  The effective date of the Plan
     ----------  ---------------------------
shall be December 10, 1987; provided, however, that if the Plan is not approved at the 1988 Annual Meeting of Shareholders by the holders of at least a majority of the outstanding voting power of the Company, the Plan shall immediately terminate. No dividends shall be paid prior to the 1988 Annual Meeting of Shareholders with respect to any Restricted Shares granted prior to such meeting. If the Plan is not approved at such meeting, all Restricted Shares granted prior thereto shall be retained by the Company, and the Company shall pay to the Participant in whose name such Restricted Shares were registered an amount equal to the Market Value on the date of grant of a number of Shares equal to such number of Restricted Shares.

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

                     --------------------------------------

NOTE:

     (1)    Adopted by the Board of Directors of the Company on December 11,
1987.

     (2)    Approved by the shareholders of the Company on April 28, 1988.

     (3) Addition of Article II, Section 2, subsection (d) adopted by the Board of Directors of the Company on December 15, 1989 (deleted February 28,
1991).

     (4) Amendment to Article I, Section 2, subsection (h) adopted by the Board of Directors of the Company on January 25, 1990.

     (5) Amendments to Article I, Section 2, subsections (d) and (j); Article I, Section 3, subsection (a); and Article III, Section 1; and addition of
Article 2, Section 5, subsection (g), adopted by the Board of Directors of the Company on January 24, 1991, and approved by the shareholders of the Company on April 25, 1991.

     (6) Amendments to Article II, Section 2, subsections (a) and (b); and addition of Article I, Section 5, subsection (f) and Article IV, Section 3, subsection (d) adopted by the Board of Directors of the Company on February 28, 1991.

     (7)    Amendments to Article I, Section 5, subsection (b); and addition of
Article I, Section 5, subsection (b)(iii), adopted by the Board of Directors of the Company on July 23, 1992.

     (8) Amendment to Article IV, Section 6, subsection (b) adopted by the Board of Directors of the Company on April 28, 1994.

     (9)    Amendments to Article I, Section 2(j), Section 4, Section 5(b)(i),
Section 6, Article II, Section 1(c), Article IV, Section 3(b) adopted by the Board of Directors of the Company on October 28, 1995, and approved by the shareholders of the Company on April 25, 1996.

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